UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
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KODIAK GAS SERVICES, INC.
(Name of Registrant as Specified in its Charter)
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NOTICE OF ANNUAL MEETING &
2025 PROXY STATEMENT

Notice of 2025 Annual Meeting of Shareholders

AGENDA
2025 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD VIRTUALLY: www.proxydocs.com/KGS DATE AND TIME: April 23, 2025 9:30 am Central Daylight Time
	1	Election of three nominees identified in the accompanying proxy statement to serve as Class II directors until the 2028 annual meeting and until their successors are duly elected and qualified;
	2	Approve the adoption of the Kodiak Gas Services, Inc. Employee Stock Purchase Plan (the “ESPP”);
	3	Ratify the appointment of BDO USA, P.C. as Kodiak Gas Services, Inc.’s independent registered public accounting firm for fiscal year 2025; and
	4	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.
Who may vote:

Shareholders of record at the close of business on March 4, 2025, will be entitled to notice of and to vote during the 2025 Annual Meeting of Shareholders (the “Annual Meeting”) and at any adjournments or postponements thereof.

How to attend:

To be admitted to the Annual Meeting, you must register in advance at www.proxydocs.com/KGS by using the voting control number found on your proxy card. Upon completing your registration, you will receive further instructions via e-mail, including a unique link that will allow you access to the meeting. You will not be able to attend the Annual Meeting in person.

The Woodlands, Texas
March 17, 2025

By Order of the Board of Directors
Kelly M. Battle
Executive Vice President, Chief Legal Officer,
Chief Compliance Officer and Corporate Secretary

VOTING METHODS AVAILABLE TO YOU
The Internet Visit the website shown on the proxy card (www.proxypush.com/KGS) and follow the instructions at that website at any time prior to 11:59 pm Eastern Daylight Time on April 22, 2025;

By Telephone
Within the United States (U.S.) or Canada, call the toll-free number shown on the proxy card and follow the instructions at any time prior to 11:59 pm Eastern Daylight Time on April 22, 2025;

By Mail
If you receive a paper copy of the proxy materials, complete, sign and date the proxy card and return the proxy card in the prepaid envelope. Your proxy card must be received by the Company before the voting polls close during the Annual Meeting; or

During the Meeting If you are a shareholder of record on the record date, you may vote online during the Annual Meeting via the internet at www.proxydocs.com/KGS.

Beginning on or about March 21, 2025, the Company mailed our Notice of Annual Meeting of Shareholders, Proxy Statement and form proxy card for the Annual Meeting and our Annual Report on Form 10-K for the year ended December 31, 2024. The Company’s Proxy Statement and 2024 Annual Report are available at www.proxydocs.com/KGS.

i

GENERAL INFORMATION
Our Business
Kodiak Gas Services, Inc. (“Kodiak”) is a leading operator of contract compression infrastructure in the United States. Our compression operations are critical to our customers’ ability to reliably produce and transport natural gas and oil to support growing global energy demand. We are a market leader in the Permian Basin, which is the largest producing natural gas and oil basin in the United States. We operate our large horsepower compression units under stable, fixed-revenue term contracts with blue-chip upstream and midstream customers.
In this Proxy Statement, we refer to Kodiak Gas Services, Inc. as “Kodiak”, the “Company”, “we”, or “us”.
BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Board of Directors
The Kodak board of directors (the “Board” or “Kodiak Board”) currently consists of nine members. The number of members of the Kodiak Board will be determined from time to time by resolution of the Kodiak Board. The Kodiak Board is divided into three classes of directors, with each class as equal in number as possible, serving staggered three-year terms. Class I, Class II and Class III directors will serve until our annual meetings of shareholders in 2027, 2025 and 2026, respectively.
In evaluating director candidates, we assess whether a candidate possesses the integrity, judgment, knowledge, experience, skills and expertise that are likely to enhance the Board’s ability to manage and direct our affairs and business, including, when applicable, to enhance the ability of the committees of the Board to fulfill their duties.
The following table sets forth the director class, name, age as of March 17, 2025, and other information for each member of our Board:

Name	Age	Position	Director and/or Executive Officer Since	Current Board Term Expires	Expiration of Term for Which Nominated
Alex N. Darden	50	Class II Director	2023	2025	2028
Randall J. Hogan, III	69	Class II Director and Chairperson of the Board	2023	2025	2028
Margaret C. Montana	69	Class II Director	2023	2025	2028
Terry B. Bonno	67	Class III Director	2023	2026
Chris Drumgoole	49	Class III Director	2023	2026
Nirav Shah	38	Class III Director	2023	2026
Jon-Al Duplantier	57	Class I Director	2023	2027
Gretchen Holloway	50	Class I Director	2023	2027
Mickey McKee	47	Class I Director, President and Chief Executive Officer	2023	2027
Selection of Board Nominees / Director Criteria
The Board has overall responsibility for the selection of candidates for nomination or appointment to the Board. The Nominating, Governance & Sustainability Committee will recommend director candidates to the Board for nomination or appointment. The Board’s policy is to encourage selection of directors who will contribute to the Company’s overall corporate goals. The Board and the Nominating, Governance & Sustainability Committee will annually review the experience and characteristics appropriate for Board members and director candidates in light of the Board’s composition at the time, and the skills and expertise needed for effective operation of the Board and its committees.
The director criteria the Board considers, based on the recommendations of the Nominating, Governance & Sustainability Committee, will include:
Ethics
Directors should be persons of good reputation and character who conduct themselves in accordance with high personal and professional ethical standards, including the policies set forth in the Company’s Code of Conduct.
Conflicts of Interest
Each director should not, by reason of any other position, activity or relationship, be subject to any conflict of interest that would impair the director’s ability to fulfill the responsibilities of a member of the Board.
Independence
The Board will consider whether directors and nominees will be considered independent under the standards of the New York Stock Exchange (“NYSE”), and the heightened independence standards for Audit Committees and Compensation Committees under the securities laws.
Business and Professional Activities
Directors should maintain a professional life, active enough to keep them in contact with the markets and/or the industry in which the Company is active. A significant position or title change will be seen as a reason to review a director’s membership on the Board.
Experience, Qualifications and Skills
Directors should have the educational background, experience, qualifications and skills relevant for effective management and oversight of the Company’s management, which may include experience at senior executive levels in comparable companies, public service, professional service firms, or educational institutions.
Time / Participation
Directors should have the time and willingness to carry out their duties and responsibilities effectively, including time to study informational and background materials and to prepare for meetings. Directors should attempt to arrange their schedules to allow them to attend all scheduled Board and committee meetings. The Board will consider the participation of and contributions to the activities of the Board for any director recommended for renomination.
Board Evaluation
The Board will consider the results of the Annual Board Evaluation in its Board refreshment strategy.
Overboarding
Accepting a directorship with another company that the director did not hold when elected or appointed to the Board will be seen as a reason to review a director’s membership on the Board.
Tenure / Retirement
The Board does not believe that there should be a fixed term for directors but will consider each director’s tenure and the average tenure of the Board.

Shareholder Recommendations for Board Nominees
The Nominating, Governance & Sustainability Committee evaluates director candidates recommended by shareholders in the same way it evaluates candidates recommended by all other persons. Shareholders wishing to submit recommendations for director candidates for consideration by the Nominating, Governance & Sustainability Committee must provide the information specified in our Bylaws to the Company’s Corporate Secretary at Kodiak Gas Services, Inc., 9950 Woodloch Forest Dr., Suite 1900, The Woodlands, TX 77380 within the time period specified in our Bylaws.
Committees of the Board of Directors
The Kodiak Board has three standing committees: the Audit & Risk Committee, the Nominating, Governance & Sustainability Committee and the Personnel & Compensation Committee. Additionally, we may have such other committees as the Kodiak Board shall determine from time to time. Each of the standing committees of the Kodiak Board has the composition and responsibilities described below.
Audit & Risk Committee
The Audit & Risk Committee consists of Gretchen Holloway, Margaret C. Montana and Chris Drumgoole, each of whom is independent under U.S. Securities and Exchange Commission (“SEC”) rules and NYSE listing standards. Ms. Holloway serves as Chairperson of the Audit & Risk Committee. As required by the SEC rules and NYSE listing standards, the Audit & Risk Committee consists solely of independent directors. SEC rules also require that a public company disclose whether its audit committee has an “audit committee financial expert” as a member. We have determined that Gretchen Holloway satisfies the definition of “audit committee financial expert.” The Audit & Risk Committee oversees, reviews, acts on and reports on various auditing and accounting matters to the Kodiak Board, including the selection of our independent accountants, the scope of our annual audits, fees to be paid to the independent accountants, the performance of our independent accountants and our accounting practices. In addition, the Audit & Risk Committee oversees the process of reviewing the principal risks associated with the Company’s business, as well as our compliance programs relating to legal and regulatory requirements. The Audit & Risk Committee Charter adopted by the Kodiak Board defines the committee’s primary duties in a manner consistent with the rules of the SEC and the listing standards of the NYSE.
Nominating, Governance & Sustainability Committee
The Nominating, Governance & Sustainability Committee consists of Jon-Al Duplantier, Alex N. Darden and Terry B. Bonno, each of whom is independent under NYSE listing standards. Mr. Duplantier serves as Chairperson of the Nominating, Governance & Sustainability Committee. The Nominating, Governance & Sustainability Committee identifies, evaluates and recommends qualified nominees to serve on the Kodiak Board, develops and oversees our internal corporate governance processes and the Company’s sustainability objectives. The Nominating, Governance & Sustainability Committee Charter adopted by the Kodiak Board defines the committee’s primary duties in a manner consistent with the rules of the SEC and the listing standards of the NYSE.
Personnel & Compensation Committee
The Personnel & Compensation Committee consists of Terry B. Bonno, Jon-Al Duplantier and Randall J. Hogan, III, each of whom is independent under SEC rules and NYSE listing standards. Ms. Bonno serves as Chairperson of the Personnel & Compensation Committee. The Personnel & Compensation Committee establishes salaries, incentives and other forms of compensation for officers and other employees; administers our incentive compensation and benefit plans; and oversees the development, implementation and effectiveness of the Company’s human capital management practices, policies, strategies and goals. The Personnel & Compensation Committee Charter adopted by the Kodiak Board defines the committee’s primary duties in a manner consistent with the rules of the SEC and the listing standards of the NYSE.
Compensation Committee Interlocks and Insider Participation
None of our executive officers serve on the board of directors or compensation committee of a company that has an executive officer that serves on the Kodiak Board or Personnel & Compensation Committee. No member of the Kodiak Board is an executive officer of a company in which one of our executive officers serves as a member of the board of directors or compensation committee of that company.

Board and Committee Meetings
We became a public company upon the completion of our Initial Public Offering (“IPO”) in July 2023. Members of each committee are recommended by the Nominating, Governance & Sustainability Committee, except for members of the Nominating, Governance & Sustainability Committee which are recommended by the Chairperson of the Board. Committee members are elected by the Board at its first meeting following the annual meeting of shareholders to serve for one-year terms.
All of the current members of our committees are independent. Directors are expected to attend the annual meeting of shareholders and all or substantially all of the Board meetings and meetings of committees on which they serve. All nine of our directors attended our 2024 annual meeting of shareholders. In 2024, each director attended at least 75% of the meetings of the Board and the total number of meetings held by any of the committees of the Board on which the director served during such director’s tenure. The following reflects the members of our current committees:

Director	Independent	Audit & Risk	Personnel & Compensation	Nominating, Governance & Sustainability
Randall J. Hogan, III*	Yes		●
Terry B. Bonno	Yes		C	●
Alex N. Darden	Yes			●
Chris Drumgoole	Yes	●
Jon-Al Duplantier	Yes		●	C
Gretchen Holloway **	Yes	C
Mickey McKee	No
Margaret C. Montana	Yes	●
Nirav Shah	Yes
Number of 2024 Meetings	9 (Board Meetings)	6	6	4
*Chairperson of the Board		● Member		** Financial Expert
C Chairperson
Additionally, the rules of the NYSE require that non-management directors of a listed company meet periodically in executive sessions and that independent directors meet in executive session at least once a year. The Company’s independent directors met separately in executive session at least four times during 2024. Mr. Hogan, the independent Chairperson of the Board, presided over the executive sessions of independent directors.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE DIRECTOR NOMINEES
PROPOSAL 1 - Election of Class II Directors
Our Board recommends that the nominees below be elected as members of the Board at the Annual Meeting.

Name	Age	Position	Director and/or Executive Officer Since	Current Board Term Expires	Expiration of Term for Which Nominated
Alex N. Darden	50	Class II Director	2023	2025	2028
Randall J. Hogan, III	69	Class II Director and Chairperson of the Board	2023	2025	2028
Margaret C. Montana	69	Class II Director	2023	2025	2028
The Board, acting on the recommendation of our Nominating, Governance & Sustainability Committee, has nominated the three individuals named above for election as Class II directors. Each nominee is currently a director.

Class II Director Nominees to Serve for a Three-Year Term Expiring at the 2028 Annual Meeting

Alex N. Darden - Independent Director

Alex N. Darden has served as a director of the Kodiak Board since June 2023 in conjunction with our IPO. Prior to the IPO, he served as a member of the board of directors of another Kodiak subsidiary from January 2019 through June 2023. Mr. Darden currently serves as Chairman and President of EQT Partners Inc. (“EQT Partners”) and Head of EQT Infrastructure Advisory Team Americas. He currently serves as executive officer and a director of EQT Infrastructure Company LLC, a holding company that seeks to acquire, own and control joint venture portfolio companies in the infrastructure sector. Prior to joining EQT Partners in 2008, Mr. Darden worked at GE Energy Financial Services where he invested in energy industry assets and companies. From 1998 to 2002, Mr. Darden held various positions within ABB Inc., a technology leader in electrification and automation. He is also currently serving on the board of directors of Madison Energy Infrastructure, a privately-held company that develops, constructs, owns, and operates distributed generation and energy storage assets within the commercial, industrial and small utility-scale sectors and Cypress Creek Renewables, LLC, a leading privately-held national solar generation and energy storage company. He previously was a member of the board of directors of Covanta Holding Corporation, Fenix Marine Services, Ltd., Contanda Terminals LLC, Direct ChassisLink Inc., Peregrine Midstream Partners LLC, Restaurant Technologies Inc and Synagro Technologies Inc. Mr. Darden received a Bachelor of Science in Business from North Carolina State University.
We believe that Mr. Darden’s extensive leadership experience, skills and background qualify him to serve as a member of the Kodiak Board.

Randall J. Hogan, III - Independent Director

Randall J. Hogan, III has served as an independent Chairperson of the Kodiak Board since June 2023 in conjunction with our IPO. Prior to the IPO, he served as Chairperson of the board of directors of another Kodiak subsidiary from January 2019 through June 2023. He has also served as a member of the board of directors of Medtronic plc (NYSE: MDT), a healthcare technology leader, since January 2015 and has been an Advisor to EQT since 2018. Mr. Hogan previously served as a director of nVent Electric plc (NYSE: NVT), a manufacturing company for electrical connection and protection products, from May 2018 through May 2024, and as Chairperson of nVent Electric plc from May 2018 to May 2023. Mr. Hogan served as the Chief Executive Officer of Pentair plc, an industrial manufacturing company, from 2001 to 2018 and as Chairperson of the Board from 2002 through 2018. Prior to his role as Chief Executive Officer of Pentair plc, Mr. Hogan held various leadership roles at Pentair plc including President and Chief Operating Officer from 1999 to 2000, and Executive Vice President and President of the Electrical and Electronic Enclosures Group from 1998 to 1999. Prior to joining Pentair plc in 1998, Mr. Hogan served as President of United Technologies’ Carrier Transicold Division, a provider of thermal management systems to the transportation industry. Before that, he served as Vice President and General Manager of Pratt & Whitney Industrial Turbines; held executive positions at General Electric; and served as a Consultant at McKinsey & Company. From 2008 to 2016, Mr. Hogan was a member of the board of directors of the Federal Reserve Bank of Minneapolis, including as Chairperson from December 2013 to January 2016. Mr. Hogan received a Bachelor of Science in Civil and Environmental Engineering from the Massachusetts Institute of Technology and a Master of Business Administration from the University of Texas at Austin.
We believe that Mr. Hogan’s organizational leadership and board experience qualify him to serve as a member of the Kodiak Board.

Margaret C. Montana - Independent Director

Margaret C. Montana has served as a director on the Kodiak Board since June 2023 in conjunction with our IPO. Prior to the IPO, she served as a member of the board of directors of another Kodiak subsidiary from February 2019 through June 2023. Ms. Montana has served since September 2020 as member of the board of directors of Gibson Energy Inc. (TSE: GEI.CA), a Canadian crude oil infrastructure company. Ms. Montana retired as Chief Executive Officer and President of Shell Midstream Partners G.P., LLC in June 2015, and served on its board of directors from June 2014 until March 2020. Ms. Montana served in many roles with Shell USA, Inc. from August 2004 to June 2015, including Executive Vice President, U.S. Pipelines and Special Projects and Executive Vice President, Supply and Distribution, where she was responsible for hydrocarbon supply to Shell’s downstream worldwide fuels manufacturing and marketing businesses. Ms. Montana has also served on the board of the Houston YMCA since 2009 and the Board of Trustees for Missouri University of Science & Technology since April 2018. Ms. Montana received a Bachelor of Science Degree in Chemical Engineering from the Missouri University of Science and Technology.
We believe that Ms. Montana’s energy industry and senior executive and board experience qualify her to serve as a member of the Kodiak Board.

Class III Directors (Terms Expiring in Fiscal Year 2026)

Terry B. Bonno - Independent Director

Terry B. Bonno has served as a director on the Kodiak Board since June 2023 in conjunction with our IPO. Prior to the IPO, she served as a member of the board of directors of another Kodiak subsidiary from February 2019 through June 2023. Additionally, she has served on the DNOW Inc. (NYSE: DNOW) board of directors and its audit committee since May 2014, and has served as a member of the DNOW Inc. environmental, social, governance and nominating committee since May 2022. From 2017 to the divestiture to 3i Group plc in 2019, Ms. Bonno served as a director of Tampnet Inc., an operator of offshore high-capacity communication networks. She also served as a director for several energy industry and charity boards. Since 2014, she has served on the board of Spindletop Community Impact Partners, a non-profit organization. In 2017, Ms. Bonno was chosen as an industry expert to serve in an advisory capacity to the National Offshore Safety Advisory Committee for a three-year term ending in 2020. Ms. Bonno also served as Senior Vice President of Industry and Community Relations for Transocean Ltd. from 2017 until her retirement in October 2018. Before that, Ms. Bonno served as Senior Vice President of Marketing for Transocean Ltd. from 2011 to 2017 and as Vice President of Marketing from 2008 to 2011, with oversight of Transocean’s marketing in fourteen countries. Previously, Ms. Bonno served in various director and management roles at Transocean Ltd., leading the marketing and contracts efforts for West Africa and the Americas from 2001 until 2008. Ms. Bonno received a Bachelor of Business Administration in Accounting from Stephen F. Austin State University, and she is a Certified Public Accountant.
We believe that Ms. Bonno’s public and private company board experience, extensive industry experience and expertise in business development qualify her to serve as a member of the Kodiak Board.

Chris Drumgoole - Independent Director

Chris Drumgoole has served as a director on the Kodiak Board since June 2023 in conjunction with our IPO. Mr. Drumgoole currently serves as Managing Director of the Global Infrastructure Services business, of DXC Technology Company, (NYSE: DXC), a role he has held since April 2023. He previously served as EVP and COO of DXC Technology Company from 2020 through 2023. Prior to joining DXC Technology, Mr. Drumgoole served as Global Chief Information Officer for General Electric (NYSE: GE), a role he assumed in April 2020 after servng as GE’s Chief Technology Officer since April 2014. Mr. Drumgoole joined GE from Verizon (NYSE: VZ) where he served as Chief Operating Officer of Verizon’s Teremark Cloud and Cybersecurity division. Prior to joining Verizon by acquisition, Mr. Drumgoole held a number of technology, cybersecurity, and executive roles at IBM, Cable & Wireless, and Savvis.
Mr. Drumgoole served on the Board of Directors of PetSmart, Inc. where he was a member of the audit committee from November 2019 through the company’s acquisition in October 2023. Additionally, Mr. Drumgoole serves on the board of directors of ONUG, a technology leaders association, a role he has held since January 2016. He also sits on the Dean’s Advisory Board at Florida International University’s College of Engineering & Computer Science. Mr. Drumgoole also serves as President of the DXC Foundation, the corporate charitable foundation of DXC Technology.
Mr. Drumgoole received a Bachelor of Business Administration in Management Information Systems from Pace University.
We believe that Mr. Drumgoole’s executive leadership experience and technology strategy and management experience in complex technology environments qualify him to serve as a member of the Kodiak Board.

Nirav Shah - Independent Director

Nirav Shah has served as a director on the Kodiak Board since August 2023 and previously served as a member of the board of directors of another Kodiak subsidiary from 2021 until 2022. Mr. Shah has been a Partner at EQT Partners Inc. since 2023 and, prior to that time, since 2014, has served in various positions managing existing portfolio investments and sources new investment opportunities. Since October 2021, Mr. Shah has served as a director on the board of Lumos, a privately-owned fiber internet provider in the U.S. Prior to joining EQT Partners, Mr. Shah worked at AMP Capital Investors, an infrastructure private equity firm focusing on investments in the energy, transportation and telecommunications sectors. Mr. Shah received a Bachelor of Science in business administration from the University of Michigan.
We believe that Mr. Shah’s extensive investment experience in the energy and infrastructure space and expertise in business valuation, governance and financial management qualify him to serve as a member of the Kodiak Board.

Class I Directors (Terms Expiring in Fiscal Year 2027)

Jon-Al Duplantier - Independent Director

Jon-Al Duplantier has served as a director on the Kodiak Board since June 2023 in conjunction with our IPO. Mr. Duplantier has been a member of the board of directors of Sitio Royalties Corp. (NYSE: STR), a mineral royalties company with interests in the Permian Basin and other U.S. basins, since December 2022; of Stellar Bancorp, Inc. (NYSE: STEL), a bank holding company, since October 2022; and, of AltaGas Ltd., a North American energy infrastructure company, since February 2021. Mr. Duplantier previously served as a member of the board of directors of Brigham Minerals, Inc., a publicly-traded mineral royalties company from February 2021 to December 2022 and of Allegiance Bancshares, Inc. from January 2021 to September 2022. Mr. Duplantier retired as President, Rental Tools and Well Services of Parker Drilling Company in July 2020 after serving in such capacity since April 2018. Prior to holding such position, Mr. Duplantier served as Senior Vice President, Chief Administrative Officer and General Counsel from April 2014 to March 2018, among other roles from September 2009 to April 2014. Parker Drilling Company filed for bankruptcy protection under Chapter 11 of the U.S. Bankruptcy Code in December 2018. Prior to joining Parker Drilling Company, Mr. Duplantier served in many senior legal, commercial and environmental roles at ConocoPhilips from August 2002 to September 2009, including Senior Counsel, Exploration and Production; Managing Counsel, Indonesia; and Managing Counsel, Environmental, among other positions. Mr. Duplantier began his career as a patent attorney with E.I. Du Pont de Nemours and Company. Mr. Duplantier received a Juris Doctor from Louisiana State University and a Bachelor of Science in Chemistry from Grambling State University.
We believe that Mr. Duplantier’s broad experience across commercial, governance and legal aspects of business, along with his professional and leadership experience qualify him to serve as a member of the Kodiak Board.

Gretchen Holloway - Independent Director

Gretchen Holloway has served as a director on the Kodiak Board since June 2023 in conjunction with our IPO. Ms. Holloway has been a member of the board of directors of the Women Thrive Advisory Board since September 2022. Ms. Holloway has also served on the Board of Trustees of the Children’s Foundation since March 2024, and been a member of the Finance and Audit committee since July 2015. Ms. Holloway has served as Senior Vice President and Chief Financial Officer of ITC Holdings Corp., an energy company which owns and operates high-voltage electricity transmission networks, since July 2017, and she previously served as Vice President, Interim Chief Financial Officer and Treasurer from October 2016 to July 2017; Vice President and Treasurer from November 2015 to October 2016; Vice President, Finance from May 2014 to November 2015; and, various senior and director-level roles from January 2004 to May 2014. In her current role, Ms. Holloway is responsible for the company’s accounting, internal audit, treasury, financial planning and analysis, management reporting, risk management and tax functions. Prior to joining ITC Holdings Corp., Ms. Holloway held various financial roles at CMS Energy Corp. from November 1999 to January 2004. She served as a director of Caribbean Utilities Company, Ltd. from May 2021 to May 2023 and of Inforum, a professional organization designed to accelerate careers for women and boost talent initiatives for companies in Michigan, from May 2019 to May 2023. Ms. Holloway began her career in public accounting at Arthur Andersen. Ms. Holloway received a Bachelor of Business Administration in Finance from Western Michigan University. In 2023, Ms. Holloway completed the Advanced Management Program at the University of Chicago Booth School of Business.
We believe that Ms. Holloway’s technical financial skills, business acumen and leadership experience qualify her to serve as a member of the Kodiak Board.

Robert (“Mickey”) McKee

Robert (“Mickey”) McKee formed the Kodiak group of companies in 2010, and he has served as our President since formation and Chief Executive Officer since 2019. Mr. McKee has also served as a director on the Kodiak Board since June 2023 in conjunction with our IPO. Mr. McKee brings 22 years of experience to us with extensive background in natural gas compression operations. Prior to founding our predecessor, he was the Senior Vice President of Sales and Engineering for CDM Resource Management, LLC (“CDM”), a provider of contract natural gas compression operations, from 2003 to 2010. He also managed the Engineering and Fleet Management group, worked with vendors and OEM manufacturers, as well as managed the sales and marketing efforts of some of the highest growth areas at CDM, all the while building meaningful relationships with customers. Prior to that, Mr. McKee worked for two years in CDM’s Operations group researching and qualifying projects as well as installing compression equipment across Texas and Louisiana. He received a Bachelor’s Degree in Mechanical Engineering from Tulane University.
We believe that Mr. McKee’s experience and deep knowledge of our business qualify him to serve as a member of the Kodiak Board.

Corporate Governance
Insider Trading Policy; Prohibition on Hedging Transactions
We maintain an Insider Trading Policy governing the purchase, sale, and/or other dispositions of our securities by our directors, officers and employees, as well as by the Company, that we believe is reasonably designed to promote compliance with insider trading laws, rules and regulations, and the exchange listing standards applicable to us. A copy of our Insider Trading Policy was filed as Exhibit 19.1 to our Annual Report on Form 10-K for the year ended December 31, 2024.
In addition, our Insider Trading Policy prohibits directors, officers and employees from entering into any transaction designed to hedge or offset any decrease in the market value of our equity securities, including purchasing financial instruments (such as pre-paid variable forwards, equity swaps, collars and exchange funds), or otherwise trading in market options (such as puts or calls), warrants, or other derivative instruments of our equity securities. Any person wishing to enter into such an arrangement must first submit the proposed transaction for approval by the Chief Legal Officer.
Risk Oversight
The Kodiak Board is actively involved in oversight of risks that could affect us. This oversight function is conducted directly as well as through committees of the Kodiak Board, but the full Kodiak Board retains responsibility for general oversight of risks. The Audit & Risk Committee is charged with oversight of our system of internal controls and risks relating to financial reporting, legal, regulatory and accounting compliance. The Kodiak Board will continue to satisfy its oversight responsibility through full reports from the Audit & Risk Committee chair regarding the committee’s considerations and actions, as well as through regular reports directly from officers responsible for oversight of particular risks within our Company.
Code of Conduct
The Code of Conduct adopted by the Kodiak Board is applicable to our employees, directors and officers, in accordance with applicable United States federal securities laws and the corporate governance rules of the NYSE. Any waiver of this code may be made only by the Kodiak Board and will be promptly disclosed as required by applicable U.S. federal securities laws and the corporate governance rules of the NYSE.
Corporate Governance Guidelines
The Corporate Governance Guidelines were adopted by the Kodiak Board in accordance with the corporate governance rules of the NYSE and serves as a general framework to assist the Kodiak Board in carrying out its responsibility for the business and affairs of Kodiak that are to be managed by or are under the direction of the Kodiak Board.
Clawback Policy
In June 2023, the Board adopted a clawback policy, consistent with the requirements of Rule 10D-1 under the Exchange Act of 1934, as amended (the “Exchange Act”), and the related NYSE listing standards, that requires an executive officer to repay or return erroneously awarded compensation in the event of an accounting restatement of previously-reported financial results.
Communication with the Company
Communication with our Board
Our Board and management believe strongly in the benefits of listening and communicating continually with a wide array of shareholders and stakeholders.
Shareholders or other interested parties may communicate with the entire Board or any individual member of the Board by writing to Randall J. Hogan, III, independent Chairperson of the Board, at the address provided below. All written inquiries will be immediately forwarded as directed. In addition, any concern or inquiry may be communicated to our Audit & Risk Committee or the Board by calling our Ethics Helpline at 1-844-989-1482 or by going to http://kodiakgas.ethicspoint.com.

Company Documents
We will provide to any shareholder or potential investor, free of charge, a copy of this Proxy Statement or Annual Report on Form 10-K for the year ended December 31, 2024. These documents are also available on our website at http://kodiakgas.com under the Investor Relations - SEC Filings tab.
Company Contact
Information relating to our corporate governance, including our Corporate Governance Guidelines, Code of Conduct, Committee Charters, information concerning our executive officers and members of our board of directors, and ways to communicate with us are available on our investor relations site at http://kodiakgas.com. We will provide any of the foregoing information without charge upon written request to our Corporate Secretary.
Kodiak’s Corporate Secretary and Investor Relations Departments can be contacted as follows:
By mail:
Kodiak Gas Services, Inc.
9950 Woodloch Forest Dr., Suite 1900
The Woodlands, TX 77380

Communication through our Ethics Helpline:
available by anonymous communication
by calling 1-844-989-1482 or http://kodiakgas.ethicspoint.com

By telephone: 1-936-539-3300

By email: ir@kodiakgas.com

EXECUTIVE OFFICERS OF KODIAK
Set forth below are the names, ages and positions of our executive officers as of March 17, 2025.

Name	Age	Position
Mickey McKee	47	President and Chief Executive Officer
John Griggs	53	Executive Vice President and Chief Financial Officer
Chad Lenamon	49	Executive Vice President and Chief Operations Officer
Kelly Battle	54	Executive Vice President, Chief Legal Officer, Chief Compliance Officer and Corporate Secretary
Cory Roclawski	45	Executive Vice President, Chief Human Resources Officer

Mickey McKee

Robert (“Mickey”) McKee formed the Kodiak group of companies in 2010, and he has served as our President since formation and Chief Executive Officer since 2019. Mr. McKee has also served as a director on the Kodiak Board since June 2023 in conjunction with our IPO. Mr. McKee brings 22 years of experience to us with extensive background in natural gas compression operations. Prior to founding our predecessor, he was the Senior Vice President of Sales and Engineering for CDM Resource Management, LLC (“CDM”), a provider of contract natural gas compression operations, from 2003 to 2010. He also managed the Engineering and Fleet Management group, worked with vendors and OEM manufacturers, as well as managed the sales and marketing efforts of some of the highest growth areas at CDM, all the while building meaningful relationships with customers. Prior to that, Mr. McKee worked for two years in CDM’s Operations group researching and qualifying projects as well as installing compression equipment across Texas and Louisiana. He received a Bachelor’s Degree in Mechanical Engineering from Tulane University.

John Griggs

John Griggs has served as our Executive Vice President and Chief Financial Officer since January 2023. Prior to joining the Company, Mr. Griggs held Chief Financial Officer roles at Circulus Holdings, PBLLC, a leading plastics recycling company, from June 2021 to January 2023; Conquest Completion Services, LLC, a leading operator of high-capacity coiled tubing units for the natural gas and oil industry, from June 2018 to June 2021; and Rubicon Oilfield International, LLC, an oilfield products manufacturing company, from 2015 to June 2018. From 2011 through 2014, Mr. Griggs was a Managing Director at CSL Capital Management, an energy private equity firm. From 2005 through 2011, Mr. Griggs was a Senior Vice President for the direct capital arm of the D.E. Shaw Group where he focused on direct debt and equity investments in energy companies. Prior to 2005, Mr. Griggs served as an investment banker in the M&A department of Simmons & Company International, where he covered the oilfield service and midstream sectors. From 2017 to April 2021, Mr. Griggs was a board member and chairman of the audit committee of Nuverra Environmental Solutions, Inc. Mr. Griggs received a Master of Business Administration from the Harvard Business School and a Bachelor of Arts in Liberal Arts from the University of Texas at Austin.

Chad Lenamon

Chad Lenamon has served as our Executive Vice President and Chief Operations Officer since January 2023 and has served as the Chief Operating Officer of Kodiak since October 2022. Previously, Mr. Lenamon served as Executive Vice President of Special Projects and Supply Chain of Kodiak Gas LLC (“Kodiak Services”) from October 2019 to October 2022. Prior to joining the Company, Mr. Lenamon spent over 25 years serving in various roles in operations, engineering, fleet management, and supply chain within the natural gas and oil compression industry, including President and Chief Operating Officer of Pegasus Optimization Managers, LLC from July 2017 until its acquisition by the Company in October 2019, and President and Chief Operating Officer of CDM Resource Management, LLC from 2010 to 2015.

Kelly Battle

Kelly Battle has served as our Executive Vice President, Chief Legal Officer, Chief Compliance Officer and Corporate Secretary since December 2022. Prior to joining the Company, Ms. Battle was the Vice President, General Counsel and Corporate Secretary at Exterran Corporation, a provider of oil and natural gas production, processing, treating, transportation, and produced water treatment solutions, where she worked for over 18 years in various roles. Prior to joining Exterran Corporation, Ms. Battle was an attorney with Vinson & Elkins from 2000 to 2004 and Clements, O’Neill, Pierce, Nickens, Wilson & Fulkerson from 1996 to 2000. She received her Juris Doctor as well as her Bachelor of Arts, Plan II from the University of Texas at Austin.

Cory Roclawski

Cory Roclawski has served as our Executive Vice President and Chief Human Resource Officer since January 2023 and has served as the Chief Human Resource Officer of Kodiak since February 2020. Ms. Roclawski has more than 20 years of experience in human resource leadership and in the midstream, upstream, and oil field services segments. Prior to joining the Company, Ms. Roclawski was the Vice President of Human Resources at Rubicon Oilfield International, LLC from May 2016 to February 2020, and Senior Human Resource Manager at Exterran Corporation from October 2012 to May 2016. She received a Master of Business Administration from Baldwin Wallace University and a Bachelor of Science in Business Administration from Miami University.

EXECUTIVE COMPENSATION
We are currently considered an “emerging growth company” within the meaning of Rule 405 of the Securities Act of 1933, as amended (the “Securities Act”), for purposes of the SEC’s executive compensation disclosure rules. Accordingly, we are required to provide a Summary Compensation Table and an Outstanding Equity Awards at Fiscal Year End Table, as well as limited narrative disclosures regarding executive compensation for our last completed fiscal year. Further, our reporting obligations extend only to the following “Named Executive Officers,” which are the individuals who served as our principal executive officer during the fiscal year ended December 31, 2024 (the “2024 Fiscal Year”) and our next two most highly compensated executive officers at the end of the 2024 Fiscal Year.

Name	Position
Mickey McKee	President and Chief Executive Officer
John Griggs	Executive Vice President and Chief Financial Officer
Chad Lenamon	Executive Vice President and Chief Operations Officer

Summary Compensation Table
The following table summarizes the compensation awarded to, earned by or paid to our Named Executive Officers for the fiscal years ended December 31, 2024, 2023 and 2022.

Name and Principal Position as of December 31, 2024	Year	Salary ($) (1)	Bonus ($) (2)	Stock Awards ($) (3)	Option Awards ($) (4)	Non-Equity Incentive Plan Compensation ($) (5)	All Other Compensation ($) (6)	Total ($)
Mickey McKee	2024	731,749	—	4,358,153	—	833,296	213,063	6,136,261
President and Chief Executive Officer	2023	697,692	—	3,111,375	—	1,008,000	65,701	4,882,768
	2022	650,635	150,000	—	111,250	685,819	36,753	1,634,457
John Griggs (7)	2024	434,071	—	1,361,917	—	394,800	113,353	2,304,141
Executive Vice President and	2023	425,000	75,000	1,033,413	—	660,000	39,742	2,233,155
Chief Financial Officer
Chad Lenamon	2024	463,497	—	1,089,541	—	498,827	94,513	2,146,378
Executive Vice President and	2023	396,862	—	829,700	—	660,000	48,973	1,935,535
Chief Operations Officer	2022	341,662	150,000	—	111,250	271,143	39,900	913,955
(1)Amounts in this column reflect the base salary earned by each Named Executive Officer in each of the years shown.
(2)Amounts in this column reflect discretionary one-time bonuses earned by each Named Executive Officer in each of the years shown.
(3)Amounts reported in this column represent the grant date fair value of restricted stock unit awards and performance stock unit awards granted to our Named Executive Officers pursuant to the Omnibus Plan (as defined below) on March 8, 2024 for 2024. The amounts shown in this column were computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standard Codification (“ASC”) Topic 718. The value of the performance stock units reported in the Stock Awards column is based on the probable outcome of the performance conditions (at the award date) in accordance with ASC Topic 718 assuming no forfeitures. For performance stock units awarded in 2024, the grant date values, assuming attainment of the highest performance levels, would be: $4,560,000 for Mr. McKee, $1,425,000 for Mr. Griggs, and $1,140,000 for Mr. Lenamon. For performance stock units awarded in 2023, the grant date values, assuming attainment of the highest performance levels, would be: $3,600,000 for Mr. McKee, $1,080,000 for Mr. Griggs, and $960,000 for Mr. Lenamon. These amounts do not necessarily correspond to the actual value that will be realized by our Named Executive Officers.
(4)Amounts reported in this column reflect the aggregate grant date fair value, computed in accordance with FASB ASC Topic 718, of Class B Units of Frontier TopCo Partners, L.P. (“Kodiak Holdings”) granted to each Named Executive Officer during the 2022 Fiscal Year. In connection with the consummation of the IPO, each Class B Unit granted to Named Executive Officers of Kodiak Holdings was exchanged on a one-for-one basis for Class B Units of Frontier Upper Tier Partnership, LP (“Frontier Holdings”), an affiliate of EQT AB (“EQT”). The Class B Units represent membership interests in Frontier Holdings that are intended to constitute profits interests for federal income tax purposes. Despite the fact that the Class B Units do not require the payment of an exercise price, they are most similar economically to stock options. Accordingly, they are classified as “options” under the definition provided in Item 402(a)(6)(i) of Regulation S-K as an instrument with an “option-like feature.”
(5)The Company maintains long-term and short-term cash-based incentive compensation plans, each with a one-year performance period for 2024. Although no awards were granted in 2024 under the Cash LTIP (as defined below), the Company made payments under this plan in 2024 related to awards granted in 2021, 2022 or 2023. The amounts set forth in this filing for each Named Executive Officer are broken down as follows: (i) for Mr. McKee, $833,296 (all under the STIP (as defined below)); (ii) for Mr. Griggs, $394,800 (all under the STIP); and (iii) for Mr. Lenamon, $498,827 ($60,000 of which was earned under the Cash LTIP and $438,827 of which was earned under the STIP). Please see the “Narrative Disclosure to Summary Compensation Table” below for more details regarding the Company’s STIP and Cash LTIP.
(6)Amounts in this column reflect truck allowances of $17,400 for each NEO, dividend equivalent payments, individual disability insurance premiums, group term life insurance premiums, and 401(k) plan employer matching contributions.
(7)Mr. Griggs has served as the Company’s Executive Vice President and Chief Financial Officer since January 2023.
Narrative Disclosure to Summary Compensation Table
Base Salary
Annualized base salaries for Messrs. McKee, Griggs and Lenamon in 2024 were initially $700,000, $425,000 and $400,000, respectively, and effective February 4, 2024, their base salaries were increased to $735,000, $435,000 and $470,000, respectively.
Short-Term Incentive and Long-Term Incentive Plans
Short-Term Incentive Plan (STIP) Compensation
Under our short-term cash-based incentive compensation plan (the “STIP”), participants earned annual cash awards that were payable based on the achievement of personal, financial and safety target metrics (calculated on an annual basis as the product of (i) individual earnings, multiplied by (ii) the individual target, multiplied by (iii) a set payout factor). Under our STIP, our Named Executive Officers participated as follows: (a) Mr. McKee earned a discretionary bonus under the STIP with a 120% annual target; (b) Mr. Griggs earned a discretionary bonus under the STIP with a 100% annual target; and (c) Mr. Lenamon earned a discretionary bonus under the STIP with a 100% annual target, with actual STIP amounts calculated based on the achievement of personal, financial and safety metrics.
Long-Term Cash Incentive Plan (LTIP) Compensation
Under our long-term cash-based incentive compensation plan (the “Cash LTIP”), participants earned annual cash awards that were payable in ratable installments over a four-year period based on the achievement of individual performance metrics. The Cash LTIP was discontinued after the company’s IPO in 2023 and no new awards will be granted under this program. Previously granted Cash LTIP awards prior to 2023 continue to vest and be paid out according to their original four-year schedule.
In 2023, Cash LTIP participants, including Messrs. Griggs and Lenamon, with outstanding 2023 Cash LTIP awards were given the option to convert their remaining unpaid cash awards into restricted stock units pursuant to the Omnibus Plan (defined below), which vest in equal installments on January 5 of each of 2024, 2025 and 2026. Both Messrs. Griggs and Lenamon elected to convert their 2023 Cash LTIP awards into restricted stock units in 2023. Mr. McKee does not participate in the Cash LTIP program.

Long-Term Equity Incentive Compensation
Class B Units in Kodiak Holdings
We historically offered long-term equity incentives to our Named Executive Officers through grants of Class B Units in Kodiak Holdings. In connection with the consummation of the IPO, each Class B Unit granted to Named Executive Officers of Kodiak Holdings was exchanged on a one-for-one basis for Class B Units of Frontier Holdings on the same terms and conditions, and as a continuation of, such officer’s Class B Units in Kodiak Holdings. These Class B Unit awards are subject to time- and performance-based vesting requirements, and certain of the Class B Units are entitled to priority catch-up distributions. The Class B Units that are subject to time-vesting are subject to accelerated vesting upon certain change in control events and are subject to potential continued vesting upon the occurrence of certain terminations of employment.
Kodiak Gas Services, Inc. Omnibus Incentive Plan
In connection with the consummation of the IPO in 2023, our Board adopted the Kodiak Gas Services, Inc. Omnibus Incentive Plan (the “Omnibus Plan”) in which our Named Executive Officers, employees, consultants and directors are eligible to participate. The Omnibus Plan provides for the grant of stock options, stock appreciation rights, restricted stock, restricted stock units, stock awards, dividend equivalents, other stock-based awards, cash awards and substitute awards intended to align the interests of service providers, including our Named Executive Officers, with those of our shareholders.
In March 2024, we granted awards to our Named Executive Officers under the Omnibus Plan. The awards granted to our Named Executive Officers in 2024 were comprised of: (i) 40% of restricted stock units and (ii) 60% of performance stock units. The restricted stock units vest ratably on each of the first three anniversaries of the date of grant, subject to such Named Executive Officer’s continued employment through the applicable vesting date. The performance stock units vest based 30% on achievement of each of discretionary cash flow, consolidated net leverage ratio and absolute total shareholder return and 10% on achievement of the Company’s ESG scorecard, in each case, during a three-year performance period and subject to the Named Executive Officer’s continued employment through the applicable vesting date.
We typically grant equity incentive awards to our Named Executive Officers and certain other employees annually. Our Personnel & Compensation Committee generally approves the annual equity incentive awards for Named Executive Officers at its meeting during the first quarter of each year, with awards granted after the filing of our Annual Report for the prior fiscal year. In certain circumstances, the Personnel & Compensation Committee may also approve grants to be effective at other times, including grants for new hires and promotions after our regular annual grant date. Our Board and Personnel & Compensation Committee do not take into account material non-public information when determining the timing or terms of equity awards, nor do we time disclosure of material non-public information for the purpose of affecting the value of executive compensation. The Company has never awarded stock options (or similar awards).
Additional Narrative Disclosure
Truck Allowances
As of April 1, 2024, our truck allowance program was updated to grandfather in all active employees hired before April 1, 2024. Moving forward, only employees in eligible positions will receive a monthly truck allowance. Each of our Named Executive Officers remained eligible for an annual truck allowance equal to $17,400.
Retirement Benefits
We do not have a defined benefit pension plan or nonqualified deferred compensation plan. We currently maintain a retirement plan intended to provide benefits under Section 401(k) of the Code, pursuant to which employees, including the Named Executive Officers, can make voluntary pre-tax contributions. We match 100% of elective deferrals up to 6% of elective deferrals for all participants. These matching contributions are immediately vested. All contributions under the plan are subject to certain annual dollar limitations, which are periodically adjusted for changes in the cost of living.
Individual Disability and Group Life Insurance
We also maintain an additional disability insurance plan for certain key leadership employees whereby the Company pays 100% of the premiums and a group life insurance plan, which is available to all employees.
Potential Payments Upon Termination or Change in Control
Class B Units
A Named Executive Officer’s outstanding time-vesting Class B Units in Frontier Holdings will become 100% vested upon a “Change of Control” of Frontier Holdings, which is generally the sale of (i) Frontier Holdings’ equity securities pursuant to which an independent third party or parties acquires a majority of the equity securities by vote or value or (ii) all or substantially all of Frontier Holding’s assets on a consolidated basis. Additionally, if a Class B Unit holder’s employment is terminated by Frontier Holdings or one of its subsidiaries without “Cause,” due to the Class B Unit holder’s death or disability or due to the Class B Unit holder’s resignation for “Good Reason,” then, in each case: (a) the time-vesting Class B Units that were scheduled to vest on the next time-vesting date will immediately become vested; (b) the time-vesting Class B Units that remain unvested will remain eligible to fully vest on a change of control that occurs within the nine-month period following such termination (provided that, if a definitive agreement that, if consummated, would result in a change of control is entered into before such nine-month tail period is concluded, then the unvested time-vesting Class B Units will remain eligible to vest on the consummation of such transaction, even if such transaction occurs beyond the nine-month tail period); (c) if such termination occurs within the one-year period following a corporate transaction (which includes any merger, reverse merger or similar corporate transaction that does not constitute a Change of Control), then all unvested time-vesting Class B Units will immediately become vested; and (d) the performance-vesting Class B Units will remain eligible to vest for nine months following such termination.
Restricted Stock Units
In the event a Change in Control (as defined in the Omnibus Plan) is consummated and the restricted stock units are not assumed by the surviving entity in connection with such Change in Control, any unvested portion of the restricted stock units that is outstanding as of immediately prior to the consummation of the Change in Control will automatically vest prior to the Change in Control. Additionally, upon termination of the Named Executive Officer due to death, Disability (as defined in the Omnibus Plan), or upon a Qualifying Termination (as defined in the Executive Severance Plan (as defined below)), any unvested portion of the restricted stock units as of immediately prior to the Named Executive Officer’s termination of service will automatically vest upon such termination of service.

Performance Stock Units
In the event a Named Executive Officer’s termination of service occurs as a result of (i) death, (ii) Disability (as defined in the Omnibus Plan) or (iii) a Qualifying Termination (as defined in the Executive Severance Plan) outside of a Change in Control Protection Period (as defined in the Executive Severance Plan), a pro-rated portion of the outstanding and unvested performance restricted stock units shall immediately vest at the target level of performance.
In the event a Named Executive Officer’s termination of service as a result of a Qualifying Termination during a Change in Control Protection Period, or to the extent the performance stock units are not assumed by the surviving entity in connection with such Change in Control, all outstanding performance stock units will immediately become vested as of such Change in Control, with performance being deemed achieved at the greater of target or actual performance.
Executive Severance Plan
In connection with the IPO, we assumed sponsorship of the Executive Severance Plan of Kodiak Gas Services, Inc. (the “Executive Severance Plan”) previously adopted and approved by Kodiak Gas Services, LLC for Eligible Executives (as defined in the Executive Severance Plan) who are eligible for severance benefits under another individual agreement with the company group, the Executive Severance Plan supersedes all prior agreements, practices, policies, procedures and plans relating to severance benefits.
Upon the termination of an Eligible Executive’s employment due to a Qualifying Termination (as defined in the Executive Severance Plan) that occurs outside of a Change in Control Protection Period (as defined in the Executive Severance Plan), such Eligible Executive is entitled to receive the following severance benefits, payable in a lump sum within 60 days after such Eligible Executive’s Date of Termination (as defined in the Executive Severance Plan): (i) a cash severance payment equal to the product of (A) such Eligible Executive’s Base Salary (as defined in the Executive Severance Plan) and (B) the Applicable Multiple (as defined below); (ii) a pro-rated portion of such Eligible Executive’s Target Annual Bonus (as defined in the Executive Severance Plan), multiplied by a fraction (A) the numerator of which equals the number of calendar days that such Eligible Executive was employed by a member of the Company Group during the calendar year that includes the Date of Termination and (B) the denominator of which equals 365 or 366, as applicable, (the “Pro-Rata Bonus”); and, (iii) a cash payment equal to the product of (A) the annual cost to continue coverage for such Eligible Executive’s group health plan, dental and vision coverage (including coverage for such Eligible Executive’s spouse and eligible dependents), determined under the Company’s group health plans as in effect immediately prior to such Eligible Executive’s Date of Termination and (B) the Applicable Multiple (the “Health Continuation Payment”). For purposes of the Executive Severance Plan, the “Applicable Multiple” means (i) three, for Tier 1 Executives; (ii) two, for Tier 2 Executives; and, (iii) one, for Tier 3 Executives (each as defined in the Executive Severance Plan).
Upon the termination of an Eligible Executive’s employment due to a Qualifying Termination that occurs during a Change of Control Protection Period and so long as such Eligible Executive satisfies the conditions to payment of severance benefits described below, such Eligible Executive shall be entitled to receive the following severance benefits, payable in a lump sum within 60 days after such eligible executive’s Date of Termination: (i) a cash severance payment equal to the product of (A) the sum of such Eligible Executive’s Base Salary and Target Annual Bonus and (B) the Applicable Multiple; (ii) the Pro-Rata Bonus; and, (iii) the Health Continuation Payment.
For purposes of the Executive Severance Plan, Mr. McKee is a Tier 1 Executive and Messrs. Griggs and Lenamon are Tier 2 Executives.
Payment of the severance benefits under the Executive Severance Plan to an Eligible Executive is subject to the Eligible Executive’s (i) execution and non-revocation of a general release of claims in favor of the Company and (ii) continued compliance with the terms of the Executive Severance Plan, including, but not limited to, the restrictive covenants obligations under the Executive Severance Plan.

Outstanding Equity Awards at Fiscal Year End
The following table reflects information regarding outstanding equity-based awards held by our Named Executive Officers as of December 31, 2024.

Name	Grant Date	Option Awards (1)						Stock Awards
		Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exer- cise Price ($)	Option Expir- ation Date	Number of shares or units of stock that have not vested (#)		Market value of shares or units of stock that have not vested ($) (2)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)		Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($) (2)
Mickey McKee	02/15/21	5,880.7	(3)	17,642.2	(4)	N/A	N/A	—		—	—		—
	08/15/22	62.5	(5)	187.5	(6)	N/A	N/A	—		—	—		—
	07/03/23	—		—		N/A	N/A	50,000	(11)	2,041,500	112,500	(12)	4,593,400
	03/08/24	—		—		N/A	N/A	63,669	(14)	2,599,605	95,504	(15)	3,899,400
John Griggs	07/03/23	—		—		N/A	N/A	19,167	(11)	782,589	33,750	(12)	1,378,000
	12/08/23	—		—		N/A	N/A	5,450	(13)	222,524	—		—
	03/08/24	—		—		N/A	N/A	19,897	(14)	812,395	29,845	(15)	1,218,600
Chad Lenamon	02/15/21	152.7	(7)	458.2	(8)	N/A	N/A	—		—	—		—
	08/15/22	62.5	(9)	187.5	(10)	N/A	N/A	—		—	—		—
	07/03/23	—		—		N/A	N/A	13,333	(11)	544,386	30,000	(12)	1,224,900
	12/08/23	—		—		N/A	N/A	4,360	(13)	178,019	—		—
	03/08/24	—		—		N/A	N/A	15,918	(14)	649,932	23,876	(15)	974,900
(1)All awards in this table (rounded to the nearest tenth) consist of Class B Units representing membership interests in Kodiak Holdings that are intended to constitute profits interests for federal income tax purposes. Despite the fact that the Class B Units do not require the payment of an exercise price, they are most similar economically to stock options. 25% of each Class B Unit award is subject to time-vesting and the remaining 75% is subject to performance-vesting. The time-vesting Class B Units vest over a five-year period, with 20% of the time-vesting Class B Units vesting on the first anniversary of the specified vesting commencement date, and the remaining 80% vesting in equal installments on each anniversary thereafter, with such time-vesting Class B Units accelerating and becoming fully vested on the occurrence of a change of control, subject (in each case) to the Class B Unit holder’s continuous service with us through the applicable vesting date. The performance-vesting Class B Units vest based on the achievement of certain investor return metrics, subject to the Class B Unit holder’s continuous service with us through the applicable vesting date. See the “Potential Payments Upon Termination or Change in Control” section above for a summary of the treatment of the time-vesting Class B Units on certain sale events.
(2)The amounts in this column were calculated based on $40.83, the closing price of our common stock on the NYSE on December 31, 2024.
(3)2,352.2 of these Class B Units were vested as of the February 15, 2021 grant date, and 1,176.1 of these Class B Units vested on each of February 8, 2022, February 8, 2023 and February 8, 2024.
(4)These Class B Units remain eligible to performance-vest.
(5)37.5 of these Class B Units were vested as of the August 15, 2022 grant date and 12.5 of these Class B Units vested on each of February 8, 2023 and February 8, 2024.
(6)These Class B Units remain eligible to performance-vest.
(7)30.5 of these Class B Units were vested as of the February 15, 2021 grant date, and 30.5 of these Class B Units vested on each of October 24, 2021, October 24, 2022, October 24, 2023 and October 24, 2024.
(8)These Class B Units remain eligible to performance-vest.
(9)25.0 of these Class B Units were vested as of the August 15, 2022 grant date, and 12.5 of these Class B Units vested on each of October 24, 2022, October 24, 2023 and October 24, 2024.
(10)These Class B Units remain eligible to performance-vest.
(11)Represents restricted stock units that will vest one-half on each of July 3, 2025 and July 3, 2026, subject to the Named Executive Officer’s continued employment through each applicable vesting date.

(12)Represents an award of performance stock units assuming target performance that vest based on achievement of a combination of discretionary cash flow, consolidated net leverage ratio, absolute total shareholder return and the Company’s environmental, social and governance (“ESG”} scorecard during the three-year performance period commencing as of June 28, 2023 and ending December 31, 2025, subject to such Named Executive Officer’s continued employment through the relevant certification date. The target amount reported in this column assumes that performance with respect to each of discretionary cash flow, consolidated net leverage ratio and absolute total shareholder return is achieved at 100% and that the ESG scorecard metric has been met. As of December 31, 2024, all performance stock units remained unvested.
(13)Represents restricted stock units in lieu of 2023 cash payments under the Cash LTIP. One-half of the restricted stock units vested on January 5, 2025, with the remaining restricted stock units vesting on January 5, 2026, subject to such Named Executive Officer’s continued employment through each applicable vesting date.
(14)Represents restricted stock units that vested or will vest one-third on each of March 8, 2025, March 8, 2026 and March 8, 2027, subject to the Named Executive Officer’s continued employment through each applicable vesting date.
(15)Represents an award of performance stock units assuming target performance that vest based on achievement of a combination of discretionary cash flow, consolidated net leverage ratio, absolute total shareholder return and ESG scorecard during the three-year performance period commencing as of January 1, 2024 and ending December 31, 2026, subject to such Named Executive Officer’s continued employment through the relevant certification date. The target amount reported in this column assumes that performance with respect to each of discretionary cash flow, consolidated net leverage ratio and absolute total shareholder return is achieved at 100% and that the ESG scorecard metric has been met. As of December 31, 2024, all performance stock units remained unvested.
DIRECTOR COMPENSATION
The Board has adopted a compensation program for our non-employee directors (the “Director Compensation Policy”). The Director Compensation Policy became effective as of July 3, 2023 and continued unchanged through 2024. Pursuant to the Director Compensation Policy, each member of the Board who is not our employee (except for Messrs. Darden and Shah) will receive the following cash compensation for board services, as applicable:
•$80,000 per year for service as a board member;
•$50,000 per year for service as the non-executive chairperson; and
•$20,000 per year for service as chairperson of the Audit & Risk Committee, $15,000 per year for service as chairperson of our Personnel & Compensation Committee and $15,000 per year for service as chairperson of the Nominating, Governance & Sustainability Committee.
In addition, pursuant to the Director Compensation Policy, on the date of each annual meeting, each individual who serves as a non-employee director as of such date and will continue to serve as a non-employee director immediately following such date (except for Messrs. Darden and Shah) will receive grants of restricted stock units with a grant date value equal to approximately $150,000. The restricted stock units will vest on the earlier of (i) the day immediately preceding the date of the first annual meeting following the date of grant and (ii) the first anniversary of the date of grant, in each case, subject to such director’s continuing service on the Board through such dates of vesting. All of a non-employee director’s outstanding restricted stock units shall vest in full immediately prior to the occurrence of a Change in Control (as defined in the Omnibus Plan). Our Director Compensation Policy provides that the equity award shall be granted under and shall be subject to the terms and provisions of our Omnibus Plan and shall be granted subject to the execution and delivery of award agreements.

Director Compensation Table
The following table summarizes the compensation awarded or paid to certain non-employee members of our board of directors for the fiscal year ended December 31, 2024. For summary information on the provision of the plans and programs, refer to the “Director Compensation” discussion immediately preceding this table.

Name	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($) (2)	All Other Compensation ($) (3)	Total ($)
Randall J. Hogan, III	130,000	150,000	10,185	290,185
Margaret C. Montana	80,000	150,000	10,185	240,185
Gretchen Holloway	100,000	150,000	10,185	260,185
Jon-Al Duplantier	95,000	150,000	10,185	255,185
Chris Drumgoole	80,000	150,000	10,185	240,185
Terry B. Bonno	95,000	150,000	10,185	255,185
Alex N. Darden (4)	0	0	0	0
Nirav Shah (4)	0	0	0	0
(1)Represents fees earned by or paid to our non-employee directors for services during calendar year 2024.
(2)On May 1, 2024, each of our non-employee directors, except for Messrs. Darden and Shah, received an award of 5,519 restricted stock units. The amounts reflected in this column represent the grant date fair value of the restricted stock units granted to each of our non-employee directors pursuant to the Omnibus Plan, as computed in accordance with FASB ASC Topic 718. See Note 14 (“Stockholders’ Equity—2023 Omnibus Incentive Plan”) to Kodiak’s financial statements as of and for the fiscal year ended December 31, 2024 for details.
(3)Represents dividend equivalent payments on unvested restricted stock units.
(4)Kodiak Holdings has designated Messrs. Darden and Shah to serve as members of our Board pursuant to the Kodiak Stockholders’ Agreement (as defined below). Pursuant to the Company’s Director Compensation Policy, Messrs. Darden and Shah did not receive any compensation from Kodiak during 2024.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
The descriptions set forth below are qualified in their entirety by reference to the applicable agreements.
Kodiak Holdings
Stockholders’ Agreement
In connection with the consummation of the Kodiak IPO, Kodiak entered into a stockholders’ agreement with Kodiak Holdings, dated as of July 3, 2023 (the “Kodiak Stockholders’ Agreement”), that provides Kodiak Holdings and its affiliates who hold shares of Kodiak Common Stock certain rights to designate nominees for election to the Kodiak Board. The Kodiak Stockholders’ Agreement provides that, subject to compliance with applicable law and stock exchange rules, for so long as Kodiak Holdings and its affiliates beneficially own at least 35% of the shares of Kodiak Common Stock then outstanding, Kodiak Holdings is entitled to designate two directors to the Kodiak Board; and for so long as Kodiak Holdings and its affiliates beneficially own at least 10% of the shares of Kodiak Common Stock then outstanding, Kodiak Holdings is entitled to designate at least one director. For so long as Kodiak Holdings has the right to designate directors to the Kodiak Board, it will also have the right to appoint the same number of board observers, who are entitled to attend all meetings of the Kodiak Board in a non-voting, observer capacity. Alex N. Darden and Nirav Shah currently occupy the directorships pursuant to which Kodiak Holdings has nomination rights under the Kodiak Stockholder’s Agreement.
For so long as Kodiak Holdings beneficially owns at least 35% of the shares of Kodiak Common Stock then outstanding, Kodiak may not, without the approval of Kodiak Holdings, take any of the following actions:
•change the size of the Kodiak Board;
•amend, restate, modify or waive the Kodiak Charter or Kodiak Bylaws;

•enter into voluntary liquidation or dissolution, commence bankruptcy or insolvency proceedings, adopt a plan with respect to any of the foregoing or decide not to oppose any similar proceeding commenced by a third party;
•consummate a transaction that would result in a change of control of Kodiak or a sale of all or substantially all of Kodiak’s assets;
•incur debt for borrowed money (or liens securing such debt) in excess of $50 million, including incremental incurrences under existing debt facilities;
•authorize, create (by way of reclassification, merger, consolidation or otherwise) or issue in excess of $25 million of any equity securities of any kind (other than pursuant to any equity compensation plan approved by the compensation committee or intracompany issuances among Kodiak and its subsidiaries), including any designation of the rights (including special voting rights) of one or more classes of preferred stock;
•modify its dividend policy; and
•sell, transfer or otherwise dispose of its assets not in the ordinary course of business in a transaction or series of transactions with a fair market value in excess of $100 million.
As a result of the consummation of the Kodiak IPO, Kodiak and its subsidiaries’ remaining obligations under that certain Amended and Restated Credit Agreement, dated as of May 19, 2022, as amended by that certain First Amendment, dated March 31, 2023, among Kodiak Gas Services, LLC, Frontier Intermediate Holding, LLC, the administrative agent, and the lenders party thereto were assumed by Kodiak Holdings (and which were further assumed by a parent entity of Kodiak Holdings)(as amended, restated or supplemented, the “Kodiak Holdings Term Loan”), and Kodiak’s obligations thereunder were terminated. In connection with the closing of the Kodiak IPO, Kodiak Holdings pledged the shares it owns in Kodiak as collateral under the Kodiak Holdings Term Loan. EQT is subject to contractual restrictions that may affect Kodiak Holdings’ exercise of its rights to approve corporate actions under the Kodiak Stockholders’ Agreement. Pursuant to the Kodiak Holdings Term Loan, EQT is limited from taking or causing its subsidiaries from approving or taking certain actions without the consent of the lenders thereunder, including amending organizational documents, authorizing equity issuances in excess of certain thresholds, incurring indebtedness for borrowed money (other than indebtedness under the Kodiak ABL Facility, certain working capital and ordinary course financings, and indebtedness otherwise permitted by the Kodiak ABL Facility (other than certain unsecured debt)), materially modifying Kodiak’s dividend policy, entering into certain affiliate transactions or entering into a voluntary liquidation or the commencement of bankruptcy proceedings.
The lenders under the Kodiak Holdings Term Loan have different interests than Kodiak’s stockholders and may exercise these consent rights in ways that are adverse to the interests of Kodiak’s stockholders.
The Kodiak Stockholders’ Agreement will terminate upon the earliest to occur of (a) the date on which Kodiak Holdings and its affiliates are no longer entitled to designate a director to the Kodiak Board and (b) the written notice of Kodiak Holdings to Kodiak requesting such termination.
Registration Rights Agreement
In connection with the consummation of the Kodiak IPO, Kodiak entered into a registration rights agreement with Kodiak Holdings granting it registration rights (the “Registration Rights Agreement”). Under the Registration Rights Agreement, Kodiak agreed to register the sale of shares of Kodiak Common Stock held by Kodiak Holdings under certain circumstances, and to provide such shareholders with certain customary underwritten offering, block trade and piggyback rights.
IFS North America, Inc. Agreement
During March 2022, the Company entered into a master services agreement with IFS North America, Inc., a related party controlled by EQT, for a system license subscription and accompanying cloud hosting service to facilitate the implementation of the Company’s enterprise resource planning system. Subsequent to closing the Company’s acquisition of CSI Compressco LP, the Company terminated the initial contract and entered into a new master services agreement for the combined company. As of December 31, 2024, total purchases under this agreement since inception were approximately $9.4 million, inclusive of contract termination costs. Total cost during the year ended December 31, 2024 was approximately $7.4 million.

Procedures for Approval of Related Party Transactions
A “Related Party Transaction” is a transaction, arrangement or relationship in which Kodiak or any its subsidiaries was, is or will be a participant, the amount of which involved exceeds $120,000, and in which any related person had, has or will have a direct or indirect material interest. A “Related Person” means:
•any person who is, or at any time during the applicable period was, one of Kodiak’s executive officers or one of its directors;
•any person who is known by Kodiak to be the beneficial owner of more than 5.0% of Kodiak Common Stock;
•any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of a director, executive officer or a beneficial owner of more than 5.0% of Kodiak Common Stock, and any person (other than a tenant or employee) sharing the household of such director, executive officer or beneficial owner of more than 5.0% of Kodiak Common Stock; and
•any firm, corporation or other entity in which any of the foregoing persons is a partner or principal or in a similar position or in which such person has a 10.0% or greater beneficial ownership interest.
The Kodiak Board adopted a written related party transactions policy in connection with the consummation of the Kodiak IPO. Pursuant to this policy, the Audit & Risk Committee reviews all material facts of each proposed Related Party Transaction and either approves or disapproves entry into such Related Party Transaction, subject to certain limited exceptions. In determining whether to approve or disapprove entry into a Related Party Transaction, the Audit & Risk Committee takes into account, among other factors: (1) whether the Related Party Transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and (2) the extent of the Related Person’s interest in the transaction. Further, the related party transactions policy requires that all Related Party Transactions required to be disclosed in Kodiak’s SEC filings be so disclosed in accordance with applicable laws, rules and regulations.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information with respect to the beneficial ownership of our common stock as of March 17, 2025, for each person or group known to us who beneficially owns more than 5% of our common stock, each of our directors, each of our Named Executive Officers, and by all of directors and officers as a group.

Name of Beneficial Owner	Shares Owned Directly	Right to Acquire Stock (1)	Indirect Ownership (2)	Total Ownership	Percent of Class
5% Shareholders
Frontier TopCo Partnership, L.P. (3)	34,771,323	—	—	—	39.2%
FMR LLC (4)	7,342,296	—	—	—	8.3%
Non-Employee Directors
Randall J. Hogan, III	12,375	5,519	—	17,894	*
Margaret C. Montana	16,485	5,519	—	22,004	*
Gretchen Holloway	9,375	5,519	—	14,894	*
Jon-Al Duplantier	10,375	5,519	—	15,894	*
Chris Drumgoole	10,375	5,519	—	15,894	*
Terry B. Bonno	22,375	5,519	—	27,894	*
Alex N. Darden	—	—	—	—	*
Nirav Shah	—	—	—	—	*
Named Executive Officers
Mickey McKee	51,075	—	16,180	67,255	*
John Griggs	19,605	—	—	19,605	*
Chad Lenamon	14,322	—	1,100	15,422	*
All directors and executive officers as a group (13 persons)	189,085	33,114	17,280	239,479	*
*    Less than 1.0%
(1)Excludes shares of Kodiak Common Stock deliverable upon the vesting of restricted stock units that vest more than 60 days after March 17, 2025.
(2)Consists of shares of Kodiak Common Stock held, with respect to Mr. McKee, by StarMac Investments, Ltd. Mr. McKee is a manager of StarMac Management Co., LLC, the general partner of StarMac Investments, Ltd. Consists of shares of Kodiak Common Stock held, with respect to Mr. Lenamon, by an immediate family member.
(3)The number of shares set forth above is based on a Schedule 13G/A filed by Frontier TopCo Partnership, L.P. (“Kodiak Holdings”) on February 03, 2025, and the percentage of the class beneficially owned is calculated based on the number of our shares outstanding as of the record date. Consists of shares of Kodiak Common Stock held directly by Kodiak Holdings. Frontier TopCo GP, LLC, (“Frontier GP”) is the general partner of Kodiak Holdings. EQT Infrastructure III SCSp (“EQT Infrastructure III”) indirectly owns 100% of the membership interests in Frontier GP. EQT Fund Management S.a` r.l. (“EFMS”) has exclusive responsibility for the management and control of the business and affairs of investment vehicles which constitute the majority of the total commitments to EQT Infrastructure III. As such, EFMS has the power to control Frontier GP’s voting and investment decisions and may be deemed to have beneficial ownership of the securities held by Kodiak Holdings. EFMS is managed by a five-member board of directors. The address or principal business office of Kodiak Holdings and Frontier GP is c/o EQT Partners Inc., 1114 Avenue of the Americas, 45th Floor, New York, NY 10036. The registered address of EFMS is 51A, Boulevard Royal, L-2449 Luxembourg, Luxembourg. In the Schedule 13G/A, Frontier GP and EFMS expressly disclaim beneficial ownership of the shares of Common Stock beneficially owned by Kodiak Holdings. Several investment vehicles that collectively constitute the EQT Infrastructure III fund may be deemed to have the indirect right to receive or the indirect power to direct the receipt of dividends from, or the proceeds from the sale of, the Common Stock held by Kodiak Holdings by virtue of their ownership of Frontier GP's membership interests. Of these, EQT IV Co-Invest SCSP (No. 1) Limited Partnership, EQT Infra IV Funds (No. 2) Limited Partnership and EQT Infra III Funds (No. 3) Limited Partnership may be deemed to have the indirect right to receive or the indirect power to direct the receipt of dividends from, or the proceeds from the sale of, 5% or more of Kodiak’s outstanding Common Stock. Kodiak Holdings has pledged the shares it owns as collateral under the Kodiak Holdings Term Loan and has granted the lenders thereunder certain consent rights over Kodiak Holdings’ exercise of its rights under the Kodiak Stockholders Agreement.
(4)The number shares set forth above is based on a Schedule 13G/A filed by FMR LLC on February 12, 2025 and the percentage of the class beneficially owned is calculated based on the number of our shares outstanding as of the record date. The Schedule 13G/A reports that FMR LLC has sole voting power with respect to 6,995,263 shares and sole dispositive power with respect to all 7,342,296 shares. The Schedule 13G/A identifies FMR LLC as a parent holding company and identifies the relevant subsidiaries and affiliates of FMR LLC collectively and beneficially owning the shares being reported in the Schedule 13G/A as: FIAM LLC, Fidelity Institutional Asset Management Trust Company, Fidelity Management & Research Company LLC (“FMR Co. LLC”), Fidelity Management Trust Company and Strategic Advisers LLC (collectively, the “FMR Reporters”). The Schedule 13G/A further reports: (a) FMR Co. LLC is the beneficial owner of 5% or greater of the Common Stock outstanding; (b) Abigail P. Johnson is a director, the chairman and the chief executive officer of FMR LLC; (c) members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of the voting equity of FMR LLC; (d) the Johnson family group and other equity owners of FMR LLC have entered into a voting agreement; and (e) through their ownership of voting equity and the execution of the voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, as amended (the “Investment Company Act”), to form a controlling group with respect to FMR LLC. The Schedule 13G/A disclaims reporting on shares, if any, beneficially owned by other companies whose beneficial ownership of shares is disaggregated from that of the FMR Reporters in accordance with SEC Release No. 34-39538 (January 12, 1998). The address or principal; business office of FMR LLC is 245 Summer Street, Boston, Massachusetts 02210.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE ADOPTION OF THE KODIAK GAS SERVICES, INC. EMPLOYEE STOCK PURCHASE PLAN
PROPOSAL 2 - Approval of Adoption of the Kodiak Gas Services, Inc. Employee Stock Purchase Plan
Overview
At the Annual Meeting, we are asking shareholders to approve the Kodiak Gas Services, Inc. Employee Stock Purchase Plan (the “ESPP”). The ESPP was approved by the Board of Directors on March 4, 2025, subject to shareholder approval of this proposal at the Annual Meeting.
The approval of the ESPP will assist eligible employees of the Company and certain designated subsidiaries of the Company in acquiring a stock ownership interest in the Company and allow the Company to retain existing employees, recruit and retain new employees and align and increase the interest of all employees in the success of the Company.
The ESPP consists of two components: (i) the Section 423 Component and (ii) the Non-Section 423 Component. The Section 423 Component is intended to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”).
Material Terms of the Kodiak Gas Services, Inc. Employee Stock Purchase Plan
The following description of the material terms of the ESPP is intended to be a summary only. The summary is qualified in its entirety by the full text of the ESPP, which is attached hereto as Annex A to our Proxy Statement.
Effective Date and Duration
The ESPP will become effective on approval by the Company’s shareholders at the Annual Meeting. The ESPP will remain in effect until it is suspended or discontinued by the Board, however, no rights may be granted under the ESPP following February 19, 2035. The Board may at any time amend, revise or terminate the ESPP for any purposes. Certain amendments, such as amendments increasing the number of shares of common stock available under the ESPP, will not be effective unless approved by shareholders.
Plan Administration
The ESPP is administered by the Personnel & Compensation Committee of the Board (the “Administrator”), unless otherwise determined by the Board. The Administrator will have the authority to, among other things, interpret the ESPP, determine eligibility, set the terms and conditions for any offering period, and take action as it determines to be necessary or advisable for the administration of the ESPP.
Eligibility
The ESPP provides that generally all employees of the Company and certain designated subsidiaries of the Company are eligible to participate, except for persons who are deemed under Section 423(b)(3) of the Code to own 5% or more of the voting power or value of all classes of stock of the Company or any designated subsidiaries.
The Administrator may provide additional restrictions for eligible employees as desired by the Administrator or as required under applicable law.

Shares Available under the ESPP
The total number of shares that may be issued under the ESPP is 1,200,000 shares, subject to adjustment for stock splits and similar events. Shares issued under the ESPP may be authorized but unissued, shares reacquired by the Company and held in its treasury or shares purchased on the open market.
Under the Section 423 Component, the maximum number of shares of common stock that can be purchased during any one calendar year is that number of shares having a fair market value of $25,000, as determined on the grant date or dates. The number of shares to be purchased with respect to any offering will be determined by dividing (a) such participant’s payroll deductions accumulated prior to such purchase date and retained in the participant’s account as of the purchase date, by (b) the applicable purchase price (rounded down to the nearest share), subject to the maximum number of shares provided above.
For the Section 423 Component, the purchase price per share will not be lower than the lesser of: (a) 85% of the fair market value of the common stock as of the enrollment date or (b) 85% of the fair market value of the common stock on the date the share are purchased.
Offering Periods
The ESPP enables the Company to make one or more offerings to eligible employees to purchase common stock. The Administrator may designate the length of any offering, provided that no offering may exceed 27 months in duration.
Eligible employees may elect to become participants in the ESPP by delivering a subscription agreement to the Company prior to the enrollment date designated by the Administrator for the applicable offering period. Shares are purchased through the accumulation of payroll deductions at a minimum of 1% of the participant’s compensation per payroll (unless otherwise designated by the Administrator) up to a maximum of 15% of each participant’s compensation per payroll (unless otherwise designated by the Administrator).
U.S. Federal Income Tax Consequences
The following is a summary of the principal federal income tax consequences of certain transactions under the ESPP. It does not describe all federal tax consequences under the ESPP, nor does it describe foreign, state, or local tax consequences.
The Section 423 Component is intended to qualify as an “employee stock purchase plan” as defined in Section 423(b) of the Code, which provides that an employee participating in the plan is not required to pay any federal income tax when joining the ESPP or when purchasing the shares of common stock at the end of an offering. The employee is, however, required to pay federal income tax on the difference, if any, between the price at which he or she sells the shares and the price he or she paid for them.
If shares acquired under the Section 423 Component are sold more than two years after the first day of the offering pursuant to which the shares were purchased, the employee will generally recognize ordinary income for the year in which the sale occurs equal to the lesser of (a) 15% of the fair market value of the common stock on the first day of the offering pursuant to which the shares were purchased or (b) the excess of the amount actually received for the shares over the amount paid. No taxable income results if the proceeds of the sale are equal to or less than the price paid for the shares. In addition, the employee may recognize long-term capital gain or loss in an amount equal to the difference between the proceeds of the sale and the employee’s basis in the shares (i.e., the employee’s purchase price plus the amount taxed to the employee as ordinary income). The employee will receive long-term capital gain or loss treatment if he or she has held the shares for at least 12 months. No deduction is allowed to Company.
If shares acquired under the Section 423 Component are sold within two years of the first day of the offering pursuant to which the shares were purchased, the employee will recognize ordinary income equal to the difference between the fair market value of the shares on the exercise date and the employee’s purchase price. This amount is reportable as ordinary income even if no profit was realized on the sale of shares or the shares were sold at a loss. Long-term or short-term (depending on the holding period for the shares) capital gain or loss will be recognized in an amount equal to the difference between the proceeds of sale and the employee’s basis in the shares. The amount reportable as ordinary income from a sale made within two years of the first day of the offering pursuant to which the shares were purchased will generally be allowed as a tax deduction to the Company.
The rights to purchase shares granted pursuant to offerings under the Section 423 Component of the ESPP and are intended to be exempt from the application of Section 409A of the Code.
The Non-Section 423 Component is designed to achieve tax, securities laws or other objectives for eligible employees and designated subsidiaries, but it is not intended to qualify as an “employee stock purchase plan” under Section 423 of the Code. The tax consequences for any offering under the Non-Section 423 Component will be determined at the time of such offering.
Plan Benefits
The actual number of shares that may be purchased by any individual under the ESPP is not determinable in advance because the number is generally calculated using the contributed amount and the purchase price.
Vote Required
Approval of the proposal to adopt the ESPP requires the affirmative vote of the holders of a majority of the voting power of the shares of common stock and preferred stock, voting together as a single class, present in person or represented by proxy and entitled to vote on the subject matter. You may vote “for” or “against” this proposal or you may abstain from voting on this proposal. Abstentions will count the same as votes against this proposal. Broker non-votes will have no effect on the outcome of this proposal.
Board Recommendation
The Board recommends that the shareholders vote “FOR" the adoption of the ESPP.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
PROPOSAL 3 - Ratification of Appointment of Independent Registered Public Accounting Firm
BDO USA, P.C. (“BDO”) served as our independent registered public accounting firm in 2024. The Audit & Risk Committee has selected BDO as our independent registered public accounting firm for the fiscal year ending December 31, 2025.
The Board considers the selection of BDO to be in the best interests of the Company and its shareholders. Although shareholder approval is not required for the appointment of our independent registered public accounting firm, we are requesting such ratification because we believe it is a matter of good corporate practice. This proposal is considered a “routine” matter, and therefore, if a broker holds your shares and you do not provide voting instructions, your broker will have discretionary authority to vote your shares on this matter. Abstentions will count the same as votes against this proposal.
Representatives of BDO attended all regularly scheduled meetings of the Audit & Risk Committee meeting in 2024, and have unrestricted access to the Audit & Risk Committee to discuss audit findings and other financial matters. We expect that a representative of BDO will attend the Annual Meeting to answer appropriate questions and may also make a statement if they so desire.
Fees Paid to Independent Registered Public Accountants
The following table summarizes the fees billed to us for each of the last two fiscal years for professional services rendered on our behalf by BDO and its member firms and respective affiliates during calendar years 2024 and 2023.
For additional information concerning the Audit & Risk Committee and its activities with BDO, see “Audit Committee Report” contained in this Proxy Statement and “Audit & Risk Committee Pre-Approval Policy” following this proposal description.

Fees Incurred for Audit and Other Services Provided by BDO USA, P.C.	2024	2023
Audit Fees (1)	$2,224,429	$1,367,425
Audit-Related Fees	—	$—
Tax Fees	11,626	$—
All Other Fees	—	$—
Total	$2,236,055	$1,367,425
(1)Audit fees in 2024 and 2023 include fees for our annual audit, quarterly review procedures, and other fees in connection with our IPO and other public filings.
Audit & Risk Committee Pre-Approval Policy
The Audit & Risk Committee has adopted policies and procedures relating to the approval of audit, audit-related, tax and all other services that are to be performed by our independent registered public accounting firm. This policy generally provides that we will not engage our independent registered public accounting firm to render audit services unless the service is specifically approved in advance by the Audit & Risk Committee.
The Audit & Risk Committee’s practice is to consider for approval, at its regularly scheduled meetings, all audit and non-audit services proposed to be provided by our independent registered public accounting firm. The independent auditor provides annually an engagement letter outlining the scope of services proposed to be performed during the fiscal year, including audit services and other permissible non-audit services (e.g. audit related services, tax services, and all other services). For other permissible services not included in the engagement letter, Kodiak management will submit a description of the proposed service, including a budget estimate, to the Audit & Risk Committee for pre-approval. All services performed by our independent registered public accounting firm in 2024 were pre-approved pursuant to the Pre-Approval Policy.

AUDIT COMMITTEE REPORT
The purpose of the Audit & Risk Committee is to assist the Board of Directors with oversight of: (i) the integrity of the Company’s financial statements, including the financial reporting process and adequacy of the Company’s systems of internal control over financial reporting, (ii) compliance with legal and regulatory requirements, (iii) the Company’s independent auditor’s qualifications and independence, (iv) the performance of the Company’s independent auditor and internal audit function, (v) the Company’s compliance with ethical standards adopted by the Company, and (vi) the principal risks associated with the Company’s business.
The Committee’s principal responsibility is one of oversight. Management of the Company is responsible for preparing the Company’s financial statements, determining that they are complete, accurate, and in accordance with generally accepted accounting principles and establishing satisfactory disclosure controls and internal control over financial reporting. BDO USA, P.C. is responsible for auditing the Company’s financial statements and the effectiveness of the Company’s internal control over financial reporting. The Company’s internal and outside counsel are responsible for assuring compliance with laws and regulations and the Company’s corporate governance policies.
In fulfilling its oversight responsibilities, the Audit & Risk Committee reviewed and discussed with management and the independent auditors the audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2024, including a discussion of the quality, rather than just the acceptability, of the accounting principles, the reasonableness of significant judgments and the completeness and clarity of disclosures in the financial statements. The Audit & Risk Committee also discussed with the independent auditors such other matters as are required to be discussed under the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC.
In addition, the Audit & Risk Committee received written disclosures and the letter from the independent auditors required by the applicable requirements of the PCAOB regarding the independent auditors’ communications with the Audit & Risk Committee concerning independence. The Audit & Risk Committee discussed with the independent auditors their independence, including whether the provision of services during the fiscal year ended December 31, 2024 by the auditors that were unrelated to their audit of the consolidated financial statements referred to above and to their reviews of our interim consolidated financial statements during the fiscal year is compatible with maintaining their independence.
Additionally, the Audit & Risk Committee discussed with the independent auditors the overall scope and plan for their audit. The Audit & Risk Committee met with the independent auditors, with and without management present, to discuss the results of their audit, their observations on our internal controls and the overall quality of our financial reporting.
Based on the reviews and discussions referred to above, the Audit & Risk Committee recommended to the Board of Directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2024 for filing with the SEC.
The Audit & Risk Committee of the Board of Directors

Gretchen Holloway, Chairperson
Chris Drumgoole
Margaret C. Montana

ADDITIONAL INFORMATION
Shareholder Proposals for the 2026 Annual Meeting
Shareholder Proposals under Rule 14a-8
Pursuant to the various rules promulgated by the SEC, shareholders interested in submitting a proposal to be considered for inclusion in our proxy materials and for presentation at our 2026 annual meeting may do so by following the procedures set forth in Rule 14a-8 under the Exchange Act of 1934, as amended (the “Exchange Act”). Rule 14a-8 shareholder proposals must be received by the Company’s Corporate Secretary at Kodiak Gas Services, Inc., c/o Corporate Secretary/Legal, 9950 Woodloch Forest Dr., Suite 1900, The Woodlands,TX 77380 no later than November 21, 2025.
Shareholder Proposals
Any shareholder of record of the Company who desires to submit a proposal of business (other than shareholder proposals in accordance with Rule 14a-8) for action at our 2026 annual meeting of shareholders must deliver timely notice thereof in proper written form to the Company’s Corporate Secretary at Kodiak Gas Services, Inc., c/o Corporate Secretary/Legal, 9950 Woodloch Forest Dr., Suite 1900, The Woodlands, TX 77380, and by electronic mail to kelly.battle@kodiakgas.com, Corporate Secretary, not earlier than close of business on November 21, 2025 and not later than close of business on December 19, 2025. Any such notice must also comply with the disclosure, procedural and other requirements as set forth in our Bylaws.
Shareholder Nominations for Director Candidates
Any shareholder of record of the Company who desires to nominate one or more director candidates at our 2026 annual meeting (other than shareholder proposals in accordance with Rule 14a-8) for action at our 2026 annual meeting must deliver timely notice thereof in proper written form to the Company’s Corporate Secretary at Kodiak Gas Services, Inc., c/o Corporate Secretary/Legal, 9950 Woodloch Forest Dr., Suite 1900, The Woodlands, TX 77380, and by electronic mail to kelly.battle@kodiakgas.com, Corporate Secretary not earlier than close of business on November 21, 2025 and not later than close of business on December 19, 2025. Any such notice must also comply with the disclosure, procedural and other requirements as set forth in the Bylaws.
In addition to satisfying the requirements under the Bylaws described in the immediately preceding paragraph, to comply with the universal proxy rules under the Exchange Act, any shareholder who intends to solicit proxies in support of director nominees other than the nominees of the Company’s board of directors must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act in accordance with the time period set forth immediately above for providing notice of shareholder nominations for director candidates.

FREQUENTLY ASKED QUESTIONS ABOUT
THE MEETING AND VOTING
When and where will the Annual Meeting be held?
We will hold our Annual Meeting on April 23, 2025 via the internet at www.proxydocs.com/KGS, at 9:30 am Central Daylight Time. In order to attend the Annual Meeting, you must register in advance at www.proxydocs.com/KGS by using the voting control number found on your proxy card. Upon completing your registration, you will receive further instructions via e-mail, including a unique link that will allow you access to the meeting. You will not be able to attend the Annual Meeting in person.
Who may vote?
You may, and we encourage you to, vote if you were a holder of record of Kodiak common stock and preferred stock as of the close of business on March 4, 2025, the record date for the Annual Meeting. Each share of common stock and preferred stock is entitled to one vote. As of the record date, there were 88,677,479 total shares of Kodiak capital stock outstanding and entitled to vote consisting of: 87,934,696 shares of common stock and 742,783 shares of preferred stock.
What am I voting on and how does the Board recommend that I vote?

Proposal No.	Description of Proposal	Page No. Where You Can Find More Information Regarding the Proposal	Board Recommendation
1	Election of three nominees identified in the accompanying proxy statement to serve as Class II directors until the 2028 annual meeting and until their successors are duly elected and qualified.	5	FOR each director nominee
2	Approve the adoption of the Kodiak Gas Services, Inc. Employee Stock Purchase Plan	24	FOR
3	Ratify the appointment of BDO USA, P.C. as Kodiak Gas Services, Inc.’s independent registered public accounting firm for fiscal year 2025.	27	FOR
In addition, shareholders will be asked to consider at the Annual Meeting such other business as may properly come before the meeting or any adjournment thereof. For any other matters that may be properly presented for consideration at the Annual Meeting, the persons named as proxies will have discretion to vote on those matters according to their best judgment to the same extent as the person delivering the proxy would be entitled to vote. As of the date of this Proxy Statement, we do not anticipate that any other matters will be properly presented for consideration at the Annual Meeting.
How do I cast my vote?
You may vote by any of the following methods:

The Internet
The website shown on the proxy card (www.proxypush.com/KGS). You will need the Control Number included on your proxy card. Online procedures are designed to ensure authenticity and correctness or your proxy vote instructions;

By Telephone If you received a proxy card by mail, by dialing (via touch-tone telephone) the toll-free phone number on your proxy card under “Vote by Phone” and following the instructions;

By Mail
If you received a paper copy of the proxy materials, complete, sign and date the proxy card and return the proxy card in the prepaid envelope. Your proxy card must be received by the Company before the voting polls close during the Annual Meeting; or

During the Meeting If you are a shareholder of record on the record date, you may vote online during the Annual Meeting via the internet at www.proxydocs.com/KGS.
Can I change my vote?
Yes. You may change your vote or revoke your proxy before the voting polls are closed at the Annual Meeting by the following methods:
•voting again by telephone by dialing 1-866-709-2924 or the Internet at www.proxypush.com/KGS;
•sending us a signed and dated proxy card dated later than your last vote;
•notifying the Corporate Secretary of Kodiak in writing (in the case of a revocation); or
•voting at the virtual Annual Meeting via the internet at www.proxydocs.com/KGS.
How many votes must be present to hold the Annual Meeting?
A quorum of shareholders is necessary for a valid meeting. The presence in person or by proxy of the holders of a majority of the outstanding shares of our common stock and preferred stock will constitute a quorum for the Annual Meeting. Under our Bylaws and under Delaware law, abstentions and “broker non-votes” are counted as present in determining whether the quorum requirement is satisfied.
What is a broker non-vote?
A “broker non-vote” occurs when a broker holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting power for that proposal and has not received instructions from the beneficial owner. Under the rules of the NYSE, brokers do not have discretionary authority to vote shares in connection with non-routine matters without instructions from the beneficial owner. Therefore, if you hold your shares in the name of a bank, broker or other holder of record, for your vote to be counted on any of the proposals other than Proposal 3 (ratification of independent registered public accounting firm), you will need to communicate your voting decisions to your bank, broker or other holder of record before the deadline provided by such bank, broker or other holder of record.
What vote is required to elect directors?
Pursuant to our Bylaws, all elections of directors are determined by a “plurality” of the votes cast, which means that the three nominees for director who receive the greatest number of votes cast at the Annual Meeting will be elected as directors. Cumulative voting is not permitted in the election of directors. You may vote “for” or “withhold” authority to vote for each of the nominees for the Board. Because the three nominees for director who receive the greatest number of votes cast at the Annual Meeting will be elected as directors, “withhold” votes and broker non-votes will not affect the outcome of the voting on director elections.

What vote is required to approve the adoption of the ESPP?
Approval of the proposal to adopt the ESPP requires the affirmative vote of the holders of a majority of the voting power of the shares of common stock and preferred stock, voting together as a single class, present in person or represented by proxy and entitled to vote on the subject matter. You may vote “for” or “against” this proposal or you may abstain from voting on this proposal. Abstentions will count the same as votes against this proposal. Broker non-votes will have no effect on the outcome of this proposal.

What vote is required to ratify the appointment of BDO as the Company’s independent registered public accounting firm for the fiscal year 2025?
Approval of the proposal to ratify the appointment of BDO as our independent registered public accounting firm for the fiscal year 2025 require the affirmative vote of the holders of a majority of the voting power of the shares of common stock and preferred stock, voting together as a single class, present in person or represented by proxy and entitled to vote on the subject matter. You may vote “for” or “against” this proposal or you may abstain from voting on this proposal. Abstentions will count the same as votes against this proposal. We believe this proposal is a “routine” matter, and as a result, we do not expect there to be any broker non-votes for this proposal.
Who pays for the proxy solicitation related to the Annual Meeting?
The solicitation is being made by the Company, and the Company will pay the cost of soliciting proxies. In addition to sending you these proxy materials or otherwise providing you access to these proxy materials, some of our officers, as well as management and non-management employees, may contact our shareholders by telephone, facsimile or in person. None of these officers or employees will receive additional compensation for any such solicitation. We will also request brokers and other fiduciaries to forward proxy soliciting materials to the beneficial owners of shares of our common stock that are held of record by such brokers and fiduciaries, and we will reimburse their reasonable out-of-pocket expenses.
How can I view the shareholder list?
The Company will make available, through electronic means, a list of shareholders of record as of the record date for inspection by shareholders for any purpose germane to the Annual Meeting during the ten days preceding the Annual Meeting. To access the electronic shareholder list during this time, please send your request, and proof of ownership, by email to ir@kodiakgas.com. The list of shareholders of record as of the record date will be made available for inspection by shareholders during the Annual Meeting through the virtual meeting website.
Householding; Availability of Annual Report on Form 10-K and Proxy Statement
We are providing our notice of the Annual Meeting, Proxy Statement and Annual Report on Form 10-K for the year ended December 31, 2024 (the “2024 Annual Report”) by first class mail. For those shareholders who request paper copies of the foregoing documents and share the same last name and address, they may receive one copy of the Annual Report and Proxy Statement, unless we receive contrary instructions from any shareholder at that address. This practice, known as “householding,” is designed to reduce the volume of duplicate information and reduce printing and postage costs. Each street name shareholder receiving this Proxy Statement by mail will continue to receive a separate voting instruction form. If you would like an additional copy of the 2024 Annual Report or this Proxy Statement, these documents are available in digital form for download or review by visiting our website at www.kodiakgas.com. Alternatively, we will promptly send a copy of these documents to you without charge upon request to our master tabulator Mediant Communications at the following email address: paper@investorelections.com or by calling 1-866-648-8133. If you would like to revoke your consent to householding and in the future receive your own set of proxy materials, or if your household is currently receiving multiple copies of the same items and you would like in the future to receive only a single copy at your address, please contact our transfer agent, Computershare, Shareholder Services Department by calling 1-800-736-3001.

ANNEX A

KODIAK GAS SERVICES, INC.
EMPLOYEE STOCK PURCHASE PLAN

ARTICLE I.
PURPOSE
The purpose of this Kodiak Gas Services, Inc. Employee Stock Purchase Plan (as it may be amended or restated from time to time, this “Plan”) is to assist Eligible Employees of Kodiak Gas Services, Inc., a Delaware corporation (the “Company”) and its Designated Subsidiaries in acquiring a stock ownership interest in the Company. This Plan consists of two components: (i) the Section 423 Component and (ii) the Non-Section 423 Component. The Section 423 Component is intended to qualify as an “employee stock purchase plan” under Section 423 of the Code and shall be administered, interpreted and construed in a manner consistent with the requirements of Section 423 of the Code. The Non-Section 423 Component authorizes the grant of rights which need not qualify as rights granted pursuant to an “employee stock purchase plan” under Section 423 of the Code. Rights granted under the Non-Section 423 Component shall be granted pursuant to separate Offerings containing such sub-plans, appendices, rules or procedures as may be adopted by the Administrator and designed to achieve tax, securities laws or other objectives for Eligible Employees and Designated Subsidiaries, but shall not be intended to qualify as an “employee stock purchase plan” under Section 423 of the Code.
ARTICLE II.
DEFINITIONS AND CONSTRUCTION
Wherever the following terms are used in this Plan they shall have the meanings specified below, unless the context clearly indicates otherwise.
2.1    “Administrator” means the entity that conducts the general administration of this Plan as provided in Article XI. The term “Administrator” shall refer to the Committee unless the Board has assumed the authority for administration of this Plan as provided in Article XI.
2.2    “Applicable Law” means the requirements relating to the administration of equity incentive plans under U.S. federal and state securities, tax and other applicable laws, rules and regulations, the applicable rules of any stock exchange or quotation system on which the Common Stock is listed or quoted, and the applicable laws and rules of any foreign country or other jurisdiction where rights under this Plan are granted.
2.3    “Board” means the Board of Directors of the Company.
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2.4    “Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time. Any reference to any section of the Code shall also be a reference to any successor provision and any guidance and treasury regulation promulgated thereunder.
2.5    “Common Stock” means the common stock, $0.01 par value per share, of the Company.
2.6    “Compensation” of an Eligible Employee means the base pay or salary received by such Eligible Employee as compensation for services to the Company or any Designated Subsidiary, including paid time off, but excluding overtime, any commissions and periodic bonuses, vacation pay, holiday pay, jury duty pay, funeral leave pay, military leave pay, short-term disability pay, long-term disability pay, one-time bonuses (e.g., retention or sign on bonuses), education or tuition reimbursements, travel expenses, business and moving reimbursements, income received in connection with any stock options, stock appreciation rights, restricted stock, restricted stock units or other compensatory equity awards, fringe benefits, other special payments and all contributions made by the Company or any Designated Subsidiary for the Employee’s benefit under any employee benefit plan now or hereafter established.
2.7    “Designated Subsidiary” means any Subsidiary designated by the Administrator in accordance with Section 11.2(b).
2.8    “Effective Date” means the date this Plan is adopted by the Board.
2.9    “Eligible Employee” means:
(a) an Employee who does not, immediately after any rights under this Plan are granted, own (directly or through attribution) stock possessing 5% or more of the total combined voting power or value of all classes of Shares and other securities of the Company, a Parent or a Subsidiary (as determined under Section 423(b)(3) of the Code). For purposes of the foregoing, the rules of Section 424(d) of the Code with regard to the attribution of stock ownership shall apply in determining the stock ownership of an individual, and stock that an Employee may purchase under outstanding options shall be treated as stock owned by the Employee.
(b) Notwithstanding the foregoing, the Administrator may provide in an Offering Document that an Employee shall not be eligible to participate in an Offering Period under the Section 423 Component if: (i) such Employee is a highly compensated employee within the meaning of Section 423(b)(4)(D) of the Code; (ii) such Employee has not met a service requirement designated by the Administrator pursuant to Section 423(b)(4)(A) of the Code (which service requirement may not exceed two years); (iii) such Employee’s customary employment is for 20 hours per week or less; (iv) such Employee’s customary employment is for less than five months in any calendar year; and/or (v) such Employee is a citizen or resident of a foreign jurisdiction and the grant of a right to purchase Shares under this Plan to such Employee would be prohibited under the laws of such foreign jurisdiction or the grant of a right to purchase Shares under this Plan to such Employee in compliance with the laws of such foreign jurisdiction would cause this Plan to violate the requirements of Section 423 of the Code, as determined by the Administrator in its sole discretion. Any exclusion in clauses (i), (ii), (iii), (iv) or (v) of this
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Section 2.9(b) shall be applied in an identical manner under each Offering Period to all Employees, in accordance with Treasury Regulation § 1.423-2(e).
(c) Further notwithstanding the foregoing, with respect to the Non-Section 423 Component, the first sentence in this definition shall apply in determining who is an “Eligible Employee,” except (i) the Administrator may limit eligibility further within the Company or a Designated Subsidiary so as to only designate some Employees of the Company or a Designated Subsidiary as Eligible Employees, and (ii) to the extent the restrictions in the first sentence in this definition are not consistent with applicable local laws, the applicable local laws shall control.
2.10    “Employee” means, (a) with respect to the Non-Section 423 Component, any individual who renders services to the Company or any Designated Subsidiary in the status of an employee, and (b) with respect to the Section 423 Component, a person who is an employee within the meaning of Section 3401(c) of the Code. For purposes of an individual’s participation in, or other rights under this Plan, all determinations by the Company shall be final, binding, and conclusive, notwithstanding that any court of law or governmental agency subsequently makes a contrary determination. For purposes of this Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company or Designated Subsidiary and meeting the requirements of Treasury Regulations § 1.421-1(h)(2). Where the period of leave exceeds three months and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship shall be deemed to have terminated on the first day immediately following such three-month period.
2.11    “Enrollment Date” means the first Trading Day of each Offering Period, unless otherwise specified in the Offering Document.
2.12    “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended from time to time. Reference to a specific section of the Exchange Act or regulation thereunder shall include such section or regulation, any valid regulation or interpretation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing, or superseding such section or regulation.
2.13    “Fair Market Value” means, as of any date, the value of a Share determined as follows: (a) if the Common Stock is listed on any established stock exchange, its Fair Market Value will be the closing sales price for such Common Stock as quoted on such exchange for such date, or if no sale occurred on such date, the last day preceding such date during which a sale occurred, as reported in The Wall Street Journal or another source the Administrator deems reliable; (b) if the Common Stock is not traded on a stock exchange but is quoted on a national market or other quotation system, the closing sales price on such date, or if no sales occurred on such date, then on the last date preceding such date during which a sale occurred, as reported in The Wall Street Journal or another source the Administrator deems reliable; or (c) without an established market for the Common Stock, the Administrator will determine the Fair Market Value in good faith in its sole discretion.
2.14    “Non-Section 423 Component” means those Offerings under this Plan, together with the sub-plans, appendices, rules or procedures, if any, adopted by the Administrator as a
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part of this Plan, in each case, pursuant to which rights to purchase Shares during an Offering Period may be granted to Eligible Employees that need not satisfy the requirements for rights to purchase Shares granted pursuant to an “employee stock purchase plan” that are set forth under Section 423 of the Code.
2.15    “Offering” means an offer under this Plan of a right to purchase Shares that may be exercised during an Offering Period as further described in Article Article IV. Unless otherwise specified by the Administrator, each Offering to the Eligible Employees of the Company or a Designated Subsidiary shall be deemed a separate Offering, even if the dates and other terms of the applicable Offering Periods of each such Offering are identical, and the provisions of this Plan will separately apply to each Offering. To the extent permitted by Treasury Regulations § 1.423-2(a)(1), the terms of each separate Offering under the Section 423 Component need not be identical, provided that the terms of the Section 423 Component and an Offering thereunder together satisfy Treasury Regulations § 1.423-2(a)(2) and (a)(3).
2.16    “Offering Document” has the meaning given to such term in Section 4.1.
2.17    “Offering Period” has the meaning given to such term in Section 4.1.
2.18    “Parent” means any corporation, other than the Company, in an unbroken chain of corporations ending with the Company if, at the time of the determination, each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.
2.19    “Participant” means any Eligible Employee who has executed a subscription agreement and been granted rights to purchase Common Stock pursuant to this Plan.
2.20    “Purchase Date” means the last Trading Day of each Purchase Period, unless otherwise specified in the Offering Document.
2.21    “Purchase Period” means one or more periods within an Offering Period, as designated in the applicable Offering Document; provided, however, that, in the event no Purchase Period is designated by the Administrator in the applicable Offering Document, the Purchase Period for each Offering Period covered by such Offering Document shall be the same as the applicable Offering Period.
2.22    “Purchase Price” means the purchase price designated by the Administrator in the applicable Offering Document (which purchase price, for purposes of the Section 423 Component, shall not be less than 85% of the Fair Market Value of a Share on the Enrollment Date or on the Purchase Date, whichever is lower); provided, however, that, in the event no purchase price is designated by the Administrator in the applicable Offering Document, the purchase price for the Offering Periods covered by such Offering Document shall be 85% of the Fair Market Value of a Share on the Enrollment Date or on the Purchase Date, whichever is lower; and provided, further, that the Purchase Price may be adjusted by the Administrator pursuant to Article VIII and shall not be less than the par value of a Share.
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2.23    “Section 409A” means the nonqualified deferred compensation rules under Section 409A of the Code and any applicable Treasury Regulations and other official guidance thereunder.
2.24    “Section 423 Component” means those Offerings under this Plan, together with the sub-plans, appendices, rules, or procedures, if any, adopted by the Administrator as a part of this Plan, in each case, pursuant to which rights to purchase Shares during an Offering Period may be granted to Eligible Employees that are intended to satisfy the requirements for rights to purchase Shares granted pursuant to an “employee stock purchase plan” that are set forth under Section 423 of the Code.
2.25    “Share” means a share of Common Stock.
2.26    “Subsidiary” means any corporation, other than the Company, in an unbroken chain of corporations beginning with the Company if, at the time of the determination, each of the corporations other than the last corporation in an unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain; provided, however, that a limited liability company or partnership may be treated as a Subsidiary to the extent either (a) such entity is treated as a disregarded entity under Treasury Regulations § 301.7701-3(a) by reason of the Company or any other Subsidiary that is a corporation being the sole owner of such entity, or (b) such entity elects to be classified as a corporation under Treasury Regulations § 301.7701-3(a) and such entity would otherwise qualify as a Subsidiary. In addition, with respect to the Non-Section 423 Component, Subsidiary shall include any corporate or non-corporate entity in which the Company has a direct or indirect equity interest or significant business relationship.
2.27    “Trading Day” means a day on which national stock exchanges in the United States are open for trading.
ARTICLE III.
SHARES SUBJECT TO THIS PLAN
3.1    Number of Shares. Subject to Article VIII, the aggregate number of Shares that may be issued pursuant to rights granted under this Plan shall be 1,200,000 Shares. If any right granted under this Plan shall for any reason terminate without having been exercised, the Shares not purchased under such right shall again become available for issuance under this Plan.
3.2    Stock Distributed. Any Common Stock distributed pursuant to this Plan may consist, in whole or in part, of authorized and unissued Common Stock, treasury stock or Common Stock purchased on the open market.
ARTICLE IV.
OFFERING PERIODS; OFFERING DOCUMENTS; PURCHASE DATES
4.1    Offering Periods. The Administrator may from time to time grant, or provide for the grant of, rights to purchase Shares under this Plan to Eligible Employees during one or more periods (each, an “Offering Period”) selected by the Administrator. The terms and conditions applicable to each Offering Period shall be set forth in an “Offering Document” adopted by the
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Administrator, which Offering Document shall be in such form and shall contain such terms and conditions as the Administrator shall deem appropriate in its sole discretion. The Administrator shall establish in each Offering Document one or more Purchase Periods during such Offering Period during which rights granted under this Plan shall be exercised and purchases of Shares carried out during such Offering Period shall be made in accordance with such Offering Document and this Plan. Except as otherwise determined by the Administrator or provided herein, the Non-Section 423 Component will operate and be administered in the same manner as the Section 423 Component. Offerings intended to be made under the Non-Section 423 Component will be designated as such by the Administrator at or prior to the time of such Offering. Notwithstanding the foregoing, the terms of separate Offering Periods under this Plan need not be identical. Solely by way of example and without limiting the foregoing, the Company could, but shall not be required to, provide for simultaneous Offerings under the Section 423 Component and the Non-Section 423 Component of this Plan.
4.2    Offering Documents. Each Offering Document with respect to an Offering Period shall specify (through incorporation of the provisions of this Plan by reference or otherwise):
(a)    the length of the Offering Period, which period shall not exceed 27 months;
(b)    the length of the Purchase Period(s) within the Offering Period, if applicable;
(c)    the maximum number of Shares that may be purchased by any Eligible Employee during such Offering Period (which, in the absence of a contrary designation by the Administrator, shall be 25,000 Shares); and
(d)    such other provisions as the Administrator determines are appropriate, subject to this Plan.
ARTICLE V.
ELIGIBILITY AND PARTICIPATION
5.1    Eligibility. Any Eligible Employee who shall be employed by the Company or a Designated Subsidiary on a given Enrollment Date for an Offering Period shall be eligible to participate in this Plan during such Offering Period, subject to the requirements of this Article V and, for the Section 423 Component, the limitations imposed by Section 423(b) of the Code.
5.2    Enrollment in Plan.
(a)    Except as otherwise set forth herein, in an Offering Document or as determined by the Administrator, an Eligible Employee may become a Participant in this Plan for an Offering Period by delivering a subscription agreement to the Company by such time prior to the Enrollment Date for such Offering Period (or such other date specified in the Offering Document) designated by the Administrator and in such form as the Company provides.
(b)    Each such subscription agreement shall designate a whole number percentage of such Eligible Employee’s Compensation to be withheld by the Company or the
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Designated Subsidiary employing such Eligible Employee on each payday during the Offering Period as payroll deductions under this Plan. Such payroll deductions may not be less than the minimum amount specified by the Administrator in the applicable Offering Document (which shall be 1% in the absence of any such designation) and may not be greater than the maximum amount specified by the Administrator in the applicable Offering Document (which shall be 15% in the absence of any such designation). The payroll deductions made for each Participant shall be credited to an account for such Participant under this Plan and shall be deposited with the general funds of the Company.
(c)    A Participant may decrease (but not increase) the percentage of Compensation designated in the Participant’s subscription agreement (to as low as zero), subject to the limits of this Section 5.2, at any time during an Offering Period; provided, however, that the Administrator may limit the number of times a Participant may decrease the Participant’s payroll deduction elections during each Offering Period in the applicable Offering Document (and in the absence of any specific designation by the Administrator, a Participant shall be allowed one decrease (but no increases) to the Participant’s payroll deduction elections during each Offering Period with respect to such Offering Period). Any such change of payroll deductions shall be effective with the first full payroll period following 10 business days after the Company’s receipt of the new subscription agreement (or such shorter or longer period as may be specified by the Administrator in the applicable Offering Document). If a Participant decreases the Participant’s payroll deductions to zero, such Participant’s cumulative payroll deductions prior to such decrease shall remain in the Participant’s account and shall be applied to the purchase of Shares on the next occurring Purchase Date and shall not be paid to such Participant unless the Participant withdraws from participation in this Plan pursuant to Article VII.
(d)    Except as otherwise set forth in Section 5.8 or in an Offering Document, or as determined by the Administrator, a Participant may participate in this Plan only by means of payroll deduction and may not make contributions by lump sum payment for any Offering Period. Notwithstanding any other provisions of this Plan to the contrary, in non-U.S. jurisdictions where participation in this Plan through payroll deductions is prohibited, the Administrator may provide that an Eligible Employee may elect to participate through contributions to the Participant’s account under this Plan in a form acceptable to the Administrator in lieu of or in addition to payroll deductions; provided, however, that, for any Offering under the Section 423 Component, any such alternative method of contribution must comply with the requirements of Section 423 of the Code.
5.3    Payroll Deductions. Except as otherwise set forth in Section 5.8 or in an Offering Document, or as determined by the Administrator, payroll deductions for a Participant shall commence on the first payroll following the Enrollment Date and shall end on the last payroll in the Offering Period to which the Participant’s authorization is applicable, unless sooner terminated by the Participant as provided in Article VII or suspended by the Participant or the Administrator as provided in Sections 5.2 and 5.6, respectively.
5.4    Effect of Enrollment. A Participant’s completion of a subscription agreement will automatically enroll such Participant in this Plan for each subsequent Offering Period on the
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terms contained therein until the Participant either submits a new subscription agreement, withdraws from participation under this Plan as provided in Article VII or otherwise becomes ineligible to participate in this Plan.
5.5    Limitation on Purchase of Common Stock. An Eligible Employee may be granted rights under the Section 423 Component of this Plan only if such rights, together with any other rights granted to such Eligible Employee under any “employee stock purchase plans” of the Company, any Parent, or any Subsidiary, as specified by Section 423(b)(8) of the Code, do not permit such Eligible Employee’s rights to purchase stock of the Company or any Parent or Subsidiary to accrue at a rate that exceeds $25,000 of the Fair Market Value of such stock (determined as of the first day of the Offering Period during which such rights are granted) for each calendar year in which such rights are outstanding at any time. This limitation shall be applied in accordance with Section 423(b)(8) of the Code.
5.6    Suspension of Payroll Deductions. Notwithstanding the foregoing, with respect to the Section 423 Component, to the extent necessary to comply with Section 423(b)(8) of the Code, Section 5.5 or the other limitations set forth in this Plan, a Participant’s payroll deductions may be suspended by the Administrator at any time during an Offering Period. The balance of the amount credited to the account of each Participant that has not been applied to the purchase of Shares by reason of Section 423(b)(8) of the Code, Section 5.5 or the other limitations set forth in this Plan shall be paid to such Participant, without interest, in one lump sum in cash as soon as reasonably practicable after the Purchase Date.
5.7    Foreign Employees. To facilitate participation in this Plan, the Administrator may provide for such special terms applicable to Participants who are citizens or residents of a foreign jurisdiction or who are employed by a Designated Subsidiary outside of the United States, as the Administrator may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. With respect to the Section 423 Component, such special terms may not be more favorable than the terms of rights granted under this Plan to Eligible Employees who are residents of the United States, and must satisfy the requirements for rights to purchase Shares granted pursuant to an “employee stock purchase plan” that are set forth under Section 423 of the Code. Moreover, the Administrator may approve such supplements to, or amendments, restatements, or alternative versions of, this Plan as it may consider necessary or appropriate for such purposes without thereby affecting the terms of this Plan as in effect for any other purpose. Notwithstanding the foregoing, no such special terms, supplements, amendments or restatements shall include any provisions that are inconsistent with the terms of this Plan as then in effect unless this Plan could have been amended to eliminate such inconsistency without further approval by the stockholders of the Company. Without limiting the foregoing, the Administrator is specifically authorized to adopt rules and procedures, with respect to Participants who are foreign nationals or employed in non-U.S. jurisdictions, regarding the exclusion of particular Subsidiaries from participation in the Plan, eligibility to participate, the definition of Compensation, handling of payroll deductions or other contributions by Participants, payment of interest, conversion of local currency, data privacy security, payroll tax, withholding procedures, and/or establishment of bank or trust accounts to hold payroll deductions or contributions.
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5.8    Leave of Absence. During leaves of absence approved by the Company meeting the requirements of Treasury Regulations § 1.421-1(h)(2) under the Code, if permitted by the Administrator, a Participant may continue participation in this Plan by making cash payments to the Company on the Participant’s normal payday equal to the Participant’s authorized payroll deduction.
ARTICLE VI.
GRANT AND EXERCISE OF RIGHTS
6.1    Grant of Rights. On the Enrollment Date of each Offering Period, each Eligible Employee participating in such Offering Period pursuant to the terms of the Plan shall be granted a right to purchase, subject to the maximum number of Shares specified under Section 4.2 and the limits in Section 5.5, on each Purchase Date during such Offering Period (at the applicable Purchase Price), a number of whole Shares determined by dividing (a) such Participant’s payroll deductions accumulated prior to such Purchase Date and retained in the Participant’s account as of the Purchase Date, by (b) the applicable Purchase Price (rounded down to the nearest Share). Such right shall expire on the earliest of: (i) the last Purchase Date of the Offering Period, (ii) the last day of the Offering Period, and (iii) the date on which the Participant withdraws from participation in the Plan in accordance with Section 7.1 or (b).
6.2    Exercise of Rights. On each Purchase Date, each Participant’s accumulated payroll deductions and any other additional payments specifically provided for in the applicable Offering Document will be applied to the purchase of whole Shares pursuant to Section 6.1, up to the maximum number of Shares permitted pursuant to the terms of this Plan and the applicable Offering Document, at the Purchase Price. No fractional Shares shall be issued upon the exercise of rights granted under this Plan, unless the Offering Document specifically provides otherwise. Any cash in lieu of fractional Shares remaining after the purchase of whole Shares upon exercise of a purchase right will be carried forward and applied toward the purchase of whole Shares for the immediately subsequent Offering Period. Shares issued pursuant to this Plan may be evidenced in such manner as the Administrator may determine and may be issued in certificated form or issued pursuant to book-entry procedures.
6.3    Pro Rata Allocation of Shares. If the Administrator determines that, on a given Purchase Date, the number of Shares with respect to which rights are to be exercised may exceed (a) the number of Shares that were available for issuance under this Plan on the Enrollment Date of the applicable Offering Period, or (b) the number of Shares available for issuance under this Plan on such Purchase Date, the Administrator may in its sole discretion provide that the Company shall make a pro rata allocation of the Shares available for purchase on such Enrollment Date or Purchase Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all Participants for whom rights to purchase Shares are to be exercised pursuant to this Article VI on such Purchase Date, and shall either (i) continue all Offering Periods then in effect or (ii) terminate any or all Offering Periods then in effect pursuant to Article IX. The Company may make a pro rata allocation of the Shares available on the Enrollment Date of any applicable Offering Period pursuant to the preceding sentence, notwithstanding any authorization of additional Shares for issuance under this Plan by the Company’s stockholders subsequent to such Enrollment Date. The balance of the
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amount credited to the account of each Participant that has not been applied to the purchase of Shares shall be paid to such Participant, without interest, in one lump sum in cash as soon as reasonably practicable after the Purchase Date or such earlier date as determined by the Administrator.
6.4    Withholding. At the time a Participant’s rights under this Plan are exercised, in whole or in part, or at the time some or all of the Shares issued under this Plan are disposed of, the Participant must make adequate provision for the Company’s federal, state, or other tax withholding obligations, if any, that arise upon the exercise of the right or the disposition of the Shares. At any time, the Company may, but shall not be obligated to, withhold from the Participant’s compensation the amount necessary for the Company to meet applicable withholding obligations, including, without limitation, any withholding required to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Shares by the Participant.
6.5    Conditions to Issuance of Shares. The Company shall not be required to issue or deliver any certificate or certificates for, or make any book entries evidencing, Shares purchased upon the exercise of rights under this Plan prior to fulfillment of all of the following conditions:
(a)    The admission of such Shares to listing on all stock exchanges, if any, on which the Common Stock is then listed;
(b)    The completion of any registration or other qualification of such Shares under any state or federal law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body, that the Administrator shall, in its absolute discretion, deem necessary or advisable;
(c)    The obtaining of any approval or other clearance from any state or federal governmental agency that the Administrator shall, in its absolute discretion, determine to be necessary or advisable;
(d)    The payment to the Company of all amounts that it is required to withhold under federal, state or local law upon exercise of the rights, if any; and
(e)    The lapse of such reasonable period of time following the exercise of the rights as the Administrator may from time to time establish for reasons of administrative convenience.
ARTICLE VII.
WITHDRAWAL; CESSATION OF ELIGIBILITY
7.1    Withdrawal. A Participant may withdraw during an Offering Period all, but not less than all, of the payroll deductions credited to the Participant’s account and not yet used to exercise the Participant’s rights under this Plan by delivering written notice to the Company in a form acceptable to the Company and at such time prior to the Purchase Date for such Offering Period as may be established by the Administrator in the applicable Offering Document (and in the absence of any specific designation by the Administrator, no later than two weeks prior to the Purchase Date for such Offering Period). All of the Participant’s payroll deductions credited to the Participant’s account during such Offering Period not yet used to exercise the Participant’s
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rights under this Plan shall be paid to such Participant as soon as reasonably practicable after receipt of notice of withdrawal, without interest, and such Participant’s rights for such Offering Period shall be automatically terminated, and no further payroll deductions for the purchase of Shares shall be made for such Offering Period. If a Participant withdraws from an Offering Period, payroll deductions shall not resume at the beginning of the immediately subsequent Offering Period unless the Participant timely delivers to the Company a new subscription agreement pursuant to Section 5.2.
7.2    Future Participation. A Participant’s withdrawal from an Offering Period shall not have any effect upon a Participant’s eligibility to participate in any similar plan that may hereafter be adopted by the Company or a Designated Subsidiary, or in any subsequent Offering Periods that commence after the termination of the Offering Period from which the Participant withdraws.
7.3    Cessation of Eligibility. Upon a Participant’s ceasing to be an Eligible Employee for any reason, such Participant shall be deemed to have elected to withdraw from this Plan pursuant to this Article VII, and the payroll deductions credited to such Participant’s account during the Offering Period shall be paid, without interest, to such Participant or, in the case of the Participant’s death, to the person or persons entitled thereto under Section 12.4, as soon as reasonably practicable, and such Participant’s rights for the Offering Period shall be automatically terminated. If a Participant transfers employment from the Company or any Designated Subsidiary participating in the Section 423 Component to any Designated Subsidiary participating in the Non-Section 423 Component, such transfer shall not be treated as a termination of employment, but the Participant shall immediately cease to participate in the Section 423 Component; any contributions made for the Offering Period in which such transfer occurs shall be transferred to the Non-Section 423 Component, and such Participant shall immediately join the then-current Offering under the Non-Section 423 Component upon the same terms and conditions in effect for the Participant’s participation in the Section 423 Component, except for such modifications otherwise applicable for Participants in such Offering. A Participant who transfers employment from any Designated Subsidiary participating in the Non-Section 423 Component to the Company or any Designated Subsidiary participating in the Section 423 Component shall not be treated as terminating the Participant’s employment and shall remain a Participant in the Non-Section 423 Component until the earlier of (a) the end of the current Offering Period under the Non-Section 423 Component and (b) the Enrollment Date of the first Offering Period in which the Participant is eligible to participate following such transfer. Notwithstanding the foregoing, the Administrator may establish different rules to govern transfers of employment between entities participating in the Section 423 Component and the Non-Section 423 Component, consistent with the applicable requirements of Section 423 of the Code.
ARTICLE VIII.
ADJUSTMENTS UPON CHANGES IN STOCK
8.1    Changes in Capitalization. Subject to Section 8.3, if the Administrator determines that any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), change in control, reorganization, merger, amalgamation,
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consolidation, combination, repurchase, recapitalization, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, or sale or exchange of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, or other similar corporate transaction or event, as determined by the Administrator, affects the Common Stock such that an adjustment is determined by the Administrator to be appropriate to prevent dilution or enlargement of the benefits or potential benefits intended by the Company to be made available under this Plan or with respect to any outstanding purchase rights under this Plan, the Administrator shall make equitable adjustments, if any, to reflect such change with respect to (a) the aggregate number and type of Shares (or other securities or property) that may be issued under this Plan (including, but not limited to, adjustments of the limitations in Section 3.1 and the limitations established pursuant to Section 4.2 (as may be modified by the Offering Document) on the maximum number of Shares that may be purchased); (b) the class(es) and number of Shares and price per Share subject to outstanding rights; and (c) the Purchase Price with respect to any outstanding rights.
8.2    Other Adjustments. Subject to Section 8.3, in the event of any transaction or event described in Section 8.1 or any unusual or nonrecurring transactions or events affecting the Company, any affiliate of the Company, or the financial statements of the Company or any affiliate, or of changes in Applicable Law or accounting principles, the Administrator, in its discretion, and on such terms and conditions as it deems appropriate, is hereby authorized to take any one or more of the following actions whenever the Administrator determines that such action is appropriate to prevent the dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan or with respect to any right under this Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles:
(a)    To provide for either (i) the termination of any outstanding right to purchase Shares granted under this Plan in exchange for an amount of cash, if any, equal to the amount that would have been obtained upon the exercise of such right had such right been currently exercisable or (ii) the replacement of such outstanding right with other rights or property selected by the Administrator in its sole discretion;
(b)    To provide that the outstanding rights to purchase Shares granted under this Plan shall be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar rights covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;
(c)    To make adjustments in the number and type of Shares (or other securities or property) subject to outstanding rights to purchase Shares granted under this Plan and/or in the terms and conditions of outstanding rights and rights that may be granted under this Plan in the future;
(d)    To provide that Participants’ accumulated payroll deductions may be used to purchase Shares prior to the next occurring Purchase Date on such date as the Administrator determines in its sole discretion, and the Participants’ rights under the ongoing Offering Period(s) shall be terminated as of such prior purchase date; and/or
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(e)    To provide that all outstanding rights to purchase Shares granted under this Plan shall terminate without being exercised.
8.3    No Adjustment Under Certain Circumstances. No adjustment or action described in this Article VIII or in any other provision of this Plan shall be authorized to the extent that such adjustment or action would cause the Section 423 Component of this Plan to fail to satisfy the requirements of Section 423 of the Code.
8.4    No Other Rights. Except as expressly provided in this Plan, no Participant shall have any rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend, any increase or decrease in the number of shares of stock of any class or any dissolution, liquidation, merger, or consolidation of the Company or any other corporation. Except as expressly provided in this Plan or pursuant to action of the Administrator under this Plan, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of Shares subject to outstanding rights under this Plan or the Purchase Price with respect to any outstanding rights.
ARTICLE IX.
AMENDMENT, MODIFICATION, AND TERMINATION
9.1    Amendment, Modification, and Termination. The Administrator may amend, suspend, or terminate this Plan at any time and from time to time; provided, however, that approval of the Company’s stockholders shall be required to amend this Plan to: (a) increase the aggregate number, or change the type, of Shares that may be sold pursuant to rights granted under this Plan under Section 3.1 (other than an adjustment as provided by Article VIII); or (b) change this Plan in any manner that would be considered the adoption of a new plan within the meaning of Treasury Regulations § 1.423-2(c)(4).
9.2    Certain Changes to Plan. Without stockholder consent and without regard to whether any Participant rights may be considered to have been adversely affected, subject to Section 9.1 and, solely with respect to the Section 423 Component of this Plan, to the extent permitted by Section 423 of the Code, the Administrator shall be entitled to change or terminate the Offering Periods, limit the frequency and/or number of changes in the amount withheld from Compensation during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a Participant to adjust for delays or mistakes in the Company’s processing of payroll withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond with amounts withheld from the Participant’s Compensation, and establish such other limitations or procedures as the Administrator determines in its sole discretion to be advisable that are consistent with this Plan.
9.3    Actions In the Event of Unfavorable Financial Accounting Consequences. If the Administrator determines that the ongoing operation of this Plan may result in unfavorable financial accounting consequences, the Administrator may, in its sole discretion and, to the
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extent necessary or desirable, modify or amend this Plan to reduce or eliminate such accounting consequence including, but not limited to:
(a)    altering the Purchase Price for any Offering Period, including an Offering Period underway at the time of the change in Purchase Price;
(b)    shortening any Offering Period so that the Offering Period ends on a new Purchase Date, including an Offering Period underway at the time of the Administrator action; and
(c)    allocating Shares.
Such modifications or amendments shall not require stockholder approval or the consent of any Participant.
9.4    Termination of Plan. Upon termination of this Plan, the balance in each Participant’s Plan account shall be refunded as soon as practicable after such termination, without any interest thereon. Additionally, the Administrator may, in its discretion, shorten the current Offering Period such that the Purchase Date for such Offering Period occurs prior to the termination of the Plan.
ARTICLE X.
TERM OF PLAN
This Plan shall be effective on the Effective Date, subject to approval of this Plan by the stockholders of the Company within 12 months before or after the Effective Date. No rights may be granted under this Plan prior to stockholder approval of this Plan. No rights may be granted under this Plan during any period of suspension of this Plan or after termination of this Plan. No rights may be granted under this Plan at any time following the 10th anniversary of the Effective Date.
ARTICLE XI.
ADMINISTRATION
11.1    Administrator. Unless otherwise determined by the Board, the Administrator of this Plan shall be the Personnel & Compensation Committee of the Board (or another committee or a subcommittee of the Board to which the Board delegates administration of this Plan) (such committee, the “Committee”). The Board may at any time vest in the Board any authority or duties for administration of this Plan. The Administrator may delegate administrative tasks under this Plan to the services of a brokerage firm, bank, or other financial institution or Employees to assist in the administration of this Plan, including establishing and maintaining an individual securities account under this Plan for each Participant.
11.2    Authority of Administrator. The Administrator shall have the power, subject to, and within the limitations of, the express provisions of this Plan:
(a)    To determine when and how rights to purchase Shares shall be granted and the provisions of each offering of such rights (which need not be identical);
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(b)    To designate from time to time which Subsidiaries of the Company shall be Designated Subsidiaries, which designation may be made without the approval of the stockholders of the Company and which such designation shall specify whether the participation is in the Section 423 Component or the Non-Section 423 Component;
(c)    To impose a mandatory holding period pursuant to which Employees may not dispose of or transfer Shares purchased under this Plan for a period of time determined by the Administrator in its discretion;
(d)    To construe and interpret this Plan and any rights granted under it, and to establish, amend, and revoke rules and regulations for its administration, and the Administrator, in the exercise of this power, may correct any defect, omission, or inconsistency in this Plan or any Offering in a manner and to the extent it shall deem necessary or expedient to administer the Plan, subject to Section 423 of the Code for the Section 423 Component;
(e)    To amend, suspend, or terminate this Plan as provided in Article IX; and
(f)    Generally, to exercise such powers and to perform such acts as the Administrator deems necessary or expedient to promote the best interests of the Company and its Designated Subsidiaries and to carry out the intent that the Section 423 Component of this Plan be treated as an “employee stock purchase plan” within the meaning of Section 423 of the Code.
11.3    Decisions Binding. The Administrator’s interpretation of this Plan, any rights granted pursuant to this Plan, any subscription agreement and all decisions and determinations by the Administrator with respect to this Plan are final, binding, and conclusive on all parties.
ARTICLE XII.
MISCELLANEOUS
12.1    Restriction upon Assignment. A right granted under this Plan shall not be transferable other than by will or the Applicable Laws of descent and distribution, and is exercisable during the Participant’s lifetime only by the Participant. Except as provided in Section 12.4, a right under this Plan may not be exercised to any extent except by the Participant. The Company shall not recognize and shall be under no duty to recognize any assignment or alienation of the Participant’s interest in this Plan, the Participant’s rights under this Plan, or any rights thereunder.
12.2    Rights as a Stockholder. With respect to Shares subject to a right granted under this Plan, a Participant shall not be deemed to be a stockholder of the Company, and the Participant shall not have any of the rights or privileges of a stockholder, until such Shares have been issued to the Participant or the Participant’s nominee following exercise of the Participant’s rights under this Plan. No adjustments shall be made for dividends (ordinary or extraordinary, whether in cash securities, or other property) or distribution or other rights for which the record date occurs prior to the date of such issuance, except as otherwise expressly provided herein or as determined by the Administrator.
12.3    Interest. No interest shall accrue on the payroll deductions or contributions of a Participant under this Plan.
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12.4    Designation of Beneficiary.
(a)    A Participant may, in the manner determined by the Administrator, file a written designation of a beneficiary who is to receive any Shares and/or cash, if any, from the Participant’s account under this Plan in the event of such Participant’s death subsequent to a Purchase Date on which the Participant’s rights are exercised but prior to delivery to such Participant of such Shares and cash. In addition, a Participant may file a written designation of a beneficiary who is to receive any cash from the Participant’s account under this Plan in the event of such Participant’s death prior to exercise of the Participant’s rights under this Plan. If the Participant is married and resides in a community property state, a designation of a person other than the Participant’s spouse as the Participant’s beneficiary shall not be effective without the prior written consent of the Participant’s spouse.
(b)    Such designation of beneficiary may be changed by the Participant at any time by written notice to the Company. In the event of the death of a Participant and in the absence of a beneficiary validly designated under this Plan who is living at the time of such Participant’s death, the Company shall deliver such Shares and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such Shares and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.
12.5    Notices. All notices or other communications by a Participant to the Company under or in connection with this Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.
12.6    Equal Rights and Privileges. Subject to Section 5.7, all Eligible Employees will have equal rights and privileges under the Section 423 Component of this Plan so that the Section 423 Component of this Plan qualifies as an “employee stock purchase plan” within the meaning of Section 423 of the Code. Subject to Section 5.7, any provision of the Section 423 Component of this Plan that is inconsistent with Section 423 of the Code will, without further act or amendment by the Company, the Board or the Administrator, be reformed to comply with the equal rights and privileges requirement of Section 423 of the Code. Eligible Employees participating in the Non-Section 423 Component need not have the same rights and privileges as other Eligible Employees participating in the Non-Section 423 Component or as Eligible Employees participating in the Section 423 Component.
12.7    Use of Funds. All payroll deductions received or held by the Company under this Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.
12.8    Reports. Statements of account shall be given to Participants at least annually, which statements shall set forth the amounts of payroll deductions, the Purchase Price, the number of Shares purchased, and the remaining cash balance, if any.
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12.9    No Employment Rights. Nothing in this Plan shall be construed to give any person (including any Eligible Employee or Participant) the right to employment with (or to remain in the employ of) the Company or any Parent or Subsidiary thereof or affect the right of the Company or any Parent or Subsidiary thereof to terminate the employment of any person (including any Eligible Employee or Participant) at any time, with or without cause.
12.10    Conformity to Securities Laws. Notwithstanding any other provision of the Plan, the Plan and the participation in the Plan by any individual who is then subject to Section 16 of the Exchange Act shall be subject to any additional limitations set forth in any applicable exemption rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, the Plan shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.
12.11    Section 409A. The Section 423 Component of the Plan and the rights to purchase Shares granted pursuant to Offerings thereunder are intended to be exempt from the application of Section 409A. Neither the Non-Section 423 Component nor any rights to purchase Shares granted pursuant to an Offering thereunder are intended to constitute or provide for “nonqualified deferred compensation” within the meaning of Section 409A. Notwithstanding any provision of the Plan to the contrary, if the Administrator determines that any right to purchase Shares granted under the Plan may be or become subject to Section 409A or that any provision of the Plan may cause a right to purchase Shares granted under the Plan to be or become subject to Section 409A, the Administrator may adopt such amendments to the Plan and/or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions as the Administrator determines are necessary or appropriate to avoid the imposition of taxes under Section 409A, either through compliance with the requirements of Section 409A or with an available exemption therefrom.
12.12    Notice of Disposition of Shares. Each Participant shall give prompt notice to the Company of any disposition or other transfer of any Shares purchased upon exercise of a right under the Section 423 Component of this Plan if such disposition or transfer is made: (a) within two years following the Enrollment Date of the Offering Period in which the Shares were purchased or (b) within one year after the Purchase Date on which such Shares were purchased. Such notice shall specify the date of such disposition or other transfer and the amount realized, in cash, other property, assumption of indebtedness or other consideration, by the Participant in such disposition or other transfer.
12.13    Governing Law. This Plan and actions taken in connection herewith shall be governed and construed in accordance with the laws of the State of Delaware, without reference to principles of conflict of laws.
12.14    Electronic Forms. To the extent permitted by Applicable Law and in the discretion of the Administrator, an Eligible Employee may submit any form or notice as set forth herein by means of an electronic form approved by the Administrator. Before the commencement of an Offering Period, the Administrator shall prescribe the time limits within
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which any such electronic form shall be submitted to the Administrator with respect to such Offering Period to be a valid election.
*    *    *    *    *
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KODIAK GAS SERVICES
P.O. BOX 8016, CARY, NC 27512-9903

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Kodiak Gas Services, Inc.

Annual Meeting of Shareholders

For Shareholders of record as of March 4, 2025

Wednesday, April 23, 2025 9:30 am, Central Daylight Time
Annual Meeting to be held live via the internet - please visit www.proxydocs.com/KGS for more details

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www.proxypush.com/KGS
- Cast your vote online
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YOUR VOTE IS IMPORTANT!
PLEASE VOTE BY: 11:59 pm, Eastern Daylight Time, April 22, 2025.

This proxy is being solicited on behalf of the Board of Directors

The undersigned hereby appoints Randall J. Hogan, III, John B. Griggs, and Kelly M. Battle (the "Named Proxies"), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Kodiak Gas Services, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors' recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

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KODIAK GAS SERVICES

Kodiak Gas Services, Inc. Annual Meeting of Shareholders

Please make your marks like this: ☒

THE BOARD OF DIRECTORS RECOMMENDS A VOTE:

FOR ON PROPOSALS 1, 2 AND 3

PROPOSAL		YOUR VOTE			BOARD OF DIRECTORS RECOMMENDS
1.	Election of three nominees				
		FOR	WITHHOLD		
	1.01 Alex N. Darden	☐	☐		FOR
	1.02 Randall J. Hogan, III	☐	☐		FOR
	1.03 Margaret C. Montana	☐	☐		FOR
		FOR	AGAINST	ABSTAIN	
2.	Approve the adoption of the Kodiak Gas Services, Inc. Employee Stock Purchase Plan.	☐	☐	☐	FOR
3.	Ratify the appointment of BDO USA, P.C. as Kodiak Gas Services, Inc.'s independent registered public accounting firm for fiscal year 2025.	☐	☐	☐	FOR

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Signature (and Title if applicable)	Date	Signature (if held jointly)	Date